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As Filed Pursuant to Rule 424(b)(2)
Registration No. 333-131970

The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE 19, 2006

PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 24, 2006 TO
PROSPECTUS DATED FEBRUARY 21, 2006

$

Credit Suisse (USA), Inc.

ProNotes®

due July 28, 2010

Linked to the Value of a Basket of Commodities

Issuer:	Credit Suisse (USA), Inc.
Maturity Date:	July 28, 2010 subject to postponement if a market disruption event exists on the valuation date.
Coupon:	We will not pay interest on the securities being offered by this pricing supplement.
Valuation Date:	July 21, 2010, subject to postponement if a market disruption event occurs.
Underlying Basket:
The return will be based on the performance of a basket of commodities and commodity indices over the term of the securities. The basket will be comprised of 10 commodities and two commodity indices, with each commodity or index having the following weightings: Aluminum—7%; Copper—7%; Crude Oil—15%; Gold—5%; Heating Oil—5%; Lead—5%; Natural Gas—10%; Nickel—6%; RBOB Gasoline—5%; Zinc—5%; GSCI® Agriculture Excess Return Index—20%; and GSCI® Livestock Excess Return Index—10%.
Redemption Amount:
You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below. If the final basket level is greater than the initial basket level, the basket return will be equal to the percentage increase in the basket level multiplied by an additional percentage expected to be within the range of 100% to 120%, and which will be determined on the date the securities are priced for initial sale to the public. If the final basket level is less than the initial basket level, the basket return will be equal to the absolute value of the percentage decrease in the basket level multiplied by 40%. If the final basket level is equal to the initial basket level, then the basket return will equal zero, and you will receive only an amount equal to the principal amount of your securities at maturity, as explained herein.

    Please refer to "Risk Factors" beginning on page PS-13 for risks related to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to the Public	Underwriting Discounts and Commissions	Proceeds to the Company
Per security	$	$	$
Total	$	$	$

Delivery of the securities in book-entry form only will be made through The Depository Trust Company on or about                            , 2006. The securities will be issued in minimum denominations of $10,000 and integral multiples of $1,000 in excess of that amount.

Credit Suisse

The date of this pricing supplement is                            , 2006.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this pricing supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this pricing supplement.

        In this pricing supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse (USA), Inc. and its consolidated subsidiaries, and references to "dollars" and "$" are to United States dollars.

NOTICE TO INVESTORS

Argentina

        The securities are not and will not be authorized by the Argentine Comisión Nacional de Valores for public offering in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

Brazil

        Each purchaser of securities will be required to represent and agree that it has not offered or sold, and will not offer or sell, any securities in Brazil, except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. The securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM).

Chile

        Neither the Issuer nor the securities have been registered with the Superintendencia de Valores y Seguros pursuant to Law No. 18.045, the Ley de Mercado de Valores, and regulations thereunder. This pricing supplement does not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the Republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not "addressed to the public at large or to a certain sector or specified group o the public").

Mexico

        The securities have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commissions nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

Uruguay

        This is a private offering. The securities have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read this pricing supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section of this pricing supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus.

What are the ProNotes®?

        The ProNotes®, or the securities, are medium-term notes issued by us, the return on which is linked to the performance of a basket of commodities and commodity indices, referred to as the underlying basket. You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below. If the final basket level is greater than the initial basket level, the basket return will be equal to the percentage increase in the basket level multiplied by an additional percentage expected to be within the range of 100% to 120%, and which will be determined on the date the securities are priced for initial sale to the public. If the final basket level is less than the initial basket level, the basket return will be equal to the absolute value of the percentage decrease in the basket level multiplied by 40%. If the final basket level is equal to the initial basket level, then the basket return will equal zero, and you will receive only an amount equal to the principal amount of your securities at maturity, as explained below.

        The basket will be comprised of 10 commodities and two commodity indices, with each commodity or index having the following weightings: Aluminum—7%; Copper—7%; Crude Oil—15%; Gold—5%; Heating Oil—5%; Lead—5%; Natural Gas—10%; Nickel—6%; RBOB Gasonline—5%; Zinc—5%; GSCI® Agriculture Excess Return Index (the "GSCI®-ER Agriculture Index")—20%; and GSCI® Livestock Excess Return Index (the "GSCI®-ER Livestock Index")—10%.

        For a description of how the redemption amount at maturity will be calculated, please refer to "How is the redemption amount calculated?" and "Description of the securities—Redemption amount."

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. Please see the "Risk Factors" section beginning on page PS-13.

Will I receive interest on the securities?

        You will not receive any interest payments on the securities for the entire term of the securities.

Does an investment in the securities entitle me to any ownership interest in the underlying commodities or indices?

        An investment in the securities does not entitle you to any ownership interest in the underlying commodities, commodity indices, the commodities underlying such indices or futures contracts on the commodities or commodity indices.

Will there be an active trading market in the securities?

        The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

        If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

What are the U.S. federal income tax considerations for making an investment in the securities?

        Please refer to "Certain United States Federal Income Tax Considerations" beginning on page PS-45 for a discussion of certain U.S. federal income tax considerations for making an investment in the securities.

Who publishes the values of the ten commodities in the underlying basket?

        The ten commodities in the underlying basket are Aluminum, Copper, Crude Oil, Gold, Heating Oil, Lead, Natural Gas, Nickel, RBOB Gasoline and Zinc. The Crude Oil, Heating Oil, Natural Gas and RBOB Gasoline commodities in the underlying basket are those for which futures contracts are traded in U.S. dollars on the New York Mercantile Exchange ("NYMEX"). The Aluminum, Copper, Nickel, Zinc and Lead commodities in the underlying basket are those for which futures and spot contracts are traded on the London Metal Exchange (the "LME"), stated in U.S. dollars. The Gold commodity in the underlying basket is that for which futures and spot contracts are traded on the COMEX Division of NYMEX ("COMEX"), stated in U.S. dollars.

Who publishes the commodity indices and what do they measure?

        The GSCI®-ER Livestock Index and GSCI®-ER Agriculture Index are calculated and maintained by Goldman, Sachs & Co. They are designed to be a measure of the performance over time of the markets for these commodities. Please refer to "The Underlying Basket" beginning on page PS-26 of this pricing supplement.

How has the underlying basket performed historically?

        The historical values of the underlying basket are provided in the section "The Underlying Basket—Historical basket values" on page PS-44 of this pricing supplement. Past performance is not necessarily indicative of how the underlying basket will perform in the future.

How is the redemption amount calculated?

        We will redeem the securities at maturity for a redemption amount in cash that will equal the principal amount of the securities multiplied by the sum of 1 plus the basket return. The basket return will be based on the difference between the final basket level and the initial basket level. How the basket return will be calculated depends on whether the final basket level is greater than or less than or equal to the initial basket level:

  •
  If the final basket level is greater than the initial basket level, then the basket return will equal:

100%—120%† *	final basket level – initial basket level initial basket level

  †
  The exact percentage within the range of 100% to 120% will be determined on the date the securities are priced for initial sale to the public.

  Thus, if the final basket level is greater than the initial basket level, the basket return will be a positive number, and you will receive more than the principal amount of your securities at redemption.

  •
  If the final basket level is less than the initial basket level, then the basket return will equal:

40% *	initial basket level – final basket level initial basket level

  Thus, if the final basket level is less than the initial basket level, then the basket return will be a positive number, and you will receive more than the principal amount of your securities at redemption.

  •
  If the final basket level is equal to the initial basket level, then the basket return will be zero, and you will receive only the principal amount of your securities at redemption.

        For purposes of calculating the basket return, the final basket level on the valuation date will be equal to the sum of:

  (i)
  the product of (x) .07, the weighting of the Aluminum component in the basket, and (y) the closing level of Aluminum on the valuation date divided by                , the closing level of Aluminum on                        , 2006, the date the securities are priced for initial sale to the public;

  (ii)
  the product of (x) .07, the weighting of the Copper component in the basket, and (y) the closing level of Copper on the valuation date divided by                , the closing level of Copper on                        , 2006, the date the securities are priced for initial sale to the public;

  (iii)
  the product of (x) .15, the weighting of the Crude Oil component in the basket, and (y) the closing level of Crude Oil on the valuation date divided by                 , the closing level of Crude Oil on                        , 2006, the date the securities are priced for initial sale to the public;

  (iv)
  the product of (x) .05, the weighting of the Gold component in the basket, and (y) the closing level of Gold on the valuation date divided by                , the closing level of Gold on                        , 2006, the date the securities are priced for initial sale to the public.

  (v)
  the product of (x) .05, the weighting of the Heating Oil component in the basket, and (y) the closing level of Heating Oil on the valuation date divided by                 , the closing level of Heating Oil on                        , 2006, the date the securities are priced for initial sale to the public;

  (vi)
  the product of (x) .05, the weighting of the Lead component in the basket, and (y) the closing level of Lead on the valuation date divided by                , the closing level of Lead on                        , 2006, the date the securities are priced for initial sale to the public;

  (vii)
  the product of (x) .10, the weighting of the Natural Gas component in the basket, and (y) the closing level of Natural Gas on the valuation date divided by                 , the closing level of Natural Gas on                        , 2006, the date the securities are priced for initial sale to the public;

  (viii)
  the product of (x) .06, the weighting of the Nickel component in the basket, and (y) the closing level of Nickel on the valuation date divided by                , the closing level of Nickel on                        , 2006, the date the securities are priced for initial sale to the public;

  (ix)
  the product of (x) .05, the weighting of the RBOB Gasoline component in the basket, and (y) the closing level of RBOB Gasoline on the valuation date divided by                 , the closing

    level of RBOB Gasoline on                        , 2006, the date the securities are priced for initial sale to the public;

  (x)
  the product of (x) .05, the weighting of the Zinc component in the basket, and (y) the closing level of Zinc on the valuation date divided by                , the closing level of Zinc on                        , 2006, the date the securities are priced for initial sale to the public;

  (xi)
  the product of (x) .20, the weighting of the GSCI®-ER Agriculture Index component in the basket, and (y) the closing level of GSCI®-ER Agriculture Index on the valuation date divided by                , the closing level of GSCI®-ER Agriculture Index on                        , 2006, the date the securities are priced for initial sale to the public; and

  (xii)
  the product of (x) .10, the weighting of the GSCI®-ER Livestock Index component in the basket, and (y) the closing level of GSCI®-ER Livestock Index on the valuation date divided by                , the closing level of GSCI®-ER Livestock Index on                        , 2006, the date the securities are priced for initial sale to the public.

        The "initial basket level" equals 1.0.

        The "closing level" for each underlying commodity and commodity index will be the price of such underlying commodity or value of such commodity index at such time as described below under "The Underlying Basket—The underlying commodities and prices" and "The Underlying Basket—The underlying commodity indices and prices."

What are some hypothetical redemption amounts at maturity of the securities?

        The table below sets forth a sampling of hypothetical redemption amounts at maturity of a $10,000 investment in the securities and assumes that the additional percentage in calculating the basket return if the final basket level is greater than the initial basket level is 110%, the midpoint of the range set forth on the cover page of this pricing supplement. The actual additional percentage will be determined on the date the securities are priced for initial sale to the public.

Principal Amount of Securities	Percentage Difference between Initial Index Level and Final Index Level	Redemption Amount at Maturity
$10,000	-100%	$14,000
$10,000	-90%	$13,600
$10,000	-80%	$13,200
$10,000	-70%	$12,800
$10,000	-60%	$12,400
$10,000	-50%	$12,000
$10,000	-40%	$11,600
$10,000	-30%	$11,200
$10,000	-20%	$10,800
$10,000	-10%	$10,400
$10,000	0	$10,000
$10,000	10%	$11,100
$10,000	20%	$12,200
$10,000	30%	$13,300
$10,000	40%	$14,400
$10,000	50%	$15,500
$10,000	60%	$16,600
$10,000	70%	$17,700
$10,000	80%	$18,800
$10,000	90%	$19,900
$10,000	100%	$21,000

        The graph of hypothetical returns at maturity set forth below is intended to demonstrate the effect of the principal protection, the leveraged upside and the downside participation and assumes that the additional percentage in calculating the basket return if the final basket level is greater than the initial basket level is 110%, the midpoint of the range set forth on the cover page of this pricing supplement. The actual additional percentage will be determined on the date the securities are priced for initial sale to the public. The gray line shows the hypothetical percentage return at maturity for an investment in an instrument directly linked to the value of the underlying basket (without such features). The black line shows the hypothetical percentage return at maturity for a similar investment in the securities.

        These examples are for illustrative purposes only. The actual basket return will depend on the final basket level determined by the calculation agent as provided in this pricing supplement and on the additional percentage for calculating the basket return as determined on the date the securities are priced for initial sale to the public.

Examples of hypothetical redemption amounts of the securities

        The following are illustrative examples of how the redemption amount would be calculated with hypothetical final basket levels that are greater than or less than the initial basket levels. Each of the examples assumes that the initial investment in the securities is $10,000 and the initial closing level of each basket component is 1,000 and that the additional percentage in calculating the basket return if the final basket level is greater than the initial basket level is 110%, the midpoint of the range set forth on the cover page of this pricing supplement. The actual final basket level will be determined on the valuation date, as further described herein.

  Example 1: Increase of 10% between the initial basket level and the final basket level

  Determination of basket return

	Underlying Commodity or Index	Initial Closing Level	Final Closing Level
1.	Aluminum	1000	1100
2.	Copper	1000	1100
3.	Crude Oil	1000	1100
4.	Gold	1000	1100
5.	Heating Oil	1000	1100
6.	Lead	1000	1100
7.	Natural Gas	1000	1100
8.	Nickel	1000	1100
9.	RBOB Gasoline	1000	1100
10.	Zinc	1000	1100
11.	GSCI®-ER Agriculture Index	1000	1100
12.	GSCI®-ER Livestock Index	1000	1100
Basket Level	=	(.07 * final level(1)/initial level(1))
	+	(.07 * final level(2)/initial level(2))
	+	(.15 * final level(3)/initial level(3))
	+	(.05 * final level(4)/initial level(4))
	+	(.05 * final level(5)/initial level(5))
	+	(.05 * final level(6)/initial level(6))
	+	(.10 * final level(7)/initial level(7))
	+	(.06 * final level(8)/initial level(8))
	+	(.05 * final level(9)/initial level(9))
	+	(.05 * final level(10)/initial level(10))
	+	(.20 * final level(11)/initial level(11))
	+	(.10 * final level(12)/initial level(12))
=	((.07 * (1100/1000)) + (.07 * (1100/1000)) + (.15 * (1100/1000)) +
(.05 * (1100/1000)) + (.05 * (1100/1000)) + (.05 * (1100/1000)) +
(.10 * (1100/1000)) + (.06 * (1100/1000)) + (.05 * (1100/1000)) +
(.05 * (1100/1000)) + (.20 * (1100/1000)) + (.10 * (1100/1000)))

Final basket level	=	1.1
Basket return	=	1.10 * ((1.1 – 1.0)/1.0) = .11

  Determination of redemption amount

        Because the final basket level (1.1) is greater than the initial basket level (1.0), the redemption amount is calculated as follows:

Redemption Amount	=	Principal * (1.0 + basket return)
Redemption Amount	=	$10,000 * (1.0 + .11)
Redemption Amount	=	$11,100

Example 2: Increase of 50% between the initial basket level and the final basket level

  Determination of basket return

	Underlying Commodity or Index	Initial Closing Level	Final Closing Level
1.	Aluminum	1000	1500
2.	Copper	1000	1500
3.	Crude Oil	1000	1500
4.	Gold	1000	1500
5.	Heating Oil	1000	1500
6.	Lead	1000	1500
7.	Natural Gas	1000	1750
8.	Nickel	1000	1500
9.	RBOB Gasoline	1000	1000
10.	Zinc	1000	2000
11.	GSCI®-ER Agriculture Index	1000	1500
12.	GSCI®-ER Livestock Index	1000	1250
Basket Level	=	(.07 * final level(1)/initial level(1))
	+	(.07 * final level(2)/initial level(2))
	+	(.15 * final level(3)/initial level(3))
	+	(.05 * final level(4)/initial level(4))
	+	(.05 * final level(5)/initial level(5))
	+	(.05 * final level(6)/initial level(6))
	+	(.10 * final level(7)/initial level(7))
	+	(.06 * final level(8)/initial level(8))
	+	(.05 * final level(9)/initial level(9))
	+	(.05 * final level(10)/initial level(10))
	+	(.20 * final level(11)/initial level(11))
	+	(.10 * final level(12)/initial level(12))
=
((.07 * (1500/1000)) + (.07 * (1500/1000)) + (.15 * (1500/1000)) +
(.05 * (1500/1000)) + (.05 * (1500/1000)) + (.05 * (1500/1000)) +
(.10 * (1750/1000)) + (.06 * (1500/1000)) + (.05 * (1000/1000)) +
(.05 * (2000/1000)) + (.20 * (1500/1000)) + (.10 * (1250/1000)))
Final basket level	=	1.5
Basket return	=	1.10 * ((1.5 – 1.0)/1.0) = .55

  Determination of redemption amount

        Because the final basket level (1.5) is greater than the initial basket level (1.0), the redemption amount is calculated as follows:

Redemption Amount	=	Principal * (1.0 + basket return)
Redemption Amount	=	$10,000 * (1.0 + .55)
Redemption Amount	=	$15,500

Example 3: Decrease of 10% between the initial basket level and the final basket level

  Determination of basket return

	Underlying Commodity or Index	Initial Closing Level	Final Closing Level
1.	Aluminum	1000	900
2.	Copper	1000	900
3.	Crude Oil	1000	900
4.	Gold	1000	900
5.	Heating Oil	1000	900
6.	Lead	1000	900
7.	Natural Gas	1000	900
8.	Nickel	1000	900
9.	RBOB Gasoline	1000	900
10.	Zinc	1000	900
11.	GSCI®-ER Agriculture Index	1000	900
12.	GSCI®-ER Livestock Index	1000	900
Basket Level	=	(.07 * final level(1)/initial level(1))
	+	(.07 * final level(2)/initial level(2))
	+	(.15 * final level(3)/initial level(3))
	+	(.05 * final level(4)/initial level(4))
	+	(.05 * final level(5)/initial level(5))
	+	(.05 * final level(6)/initial level(6))
	+	(.10 * final level(7)/initial level(7))
	+	(.06 * final level(8)/initial level(8))
	+	(.05 * final level(9)/initial level(9))
	+	(.05 * final level(10)/initial level(10))
	+	(.20 * final level(11)/initial level(11))
	+	(.10 * final level(12)/initial level(12))
=
((.07 * (900/1000)) + (.07 * (900/1000)) + (.15 * (900/1000)) +
(.05 * (900/1000)) + (.05 * (900/1000)) + (.05 * (900/1000)) +
(.10 * (900/1000)) + (.06 * (900/1000)) + (.05 * (900/1000)) +
(.05 * (900/1000)) + (.20 * (900/1000)) + (.10 * (900/1000)))
Final basket level	=	.9
Basket return	=	..40 * ((1.0 – 0.9)/1.0) = .04

  Determination of redemption amount

        Because the final basket level (0.9) is less than the initial basket level (1.0), the basket return amount is calculated as follows:

Redemption Amount	=	Principal * (1.0 + basket return)
Redemption Amount	=	$10,000 * (1.0 + .04)
Redemption Amount	=	$10,400

Example 4: The initial basket level is equal to the final basket level

  Determination of basket return

	Underlying Commodity or Index	Initial Closing Level	Final Closing Level
1.	Aluminum	1000	1100
2.	Copper	1000	900
3.	Crude Oil	1000	1200
4.	Gold	1000	800
5.	Heating Oil	1000	1000
6.	Lead	1000	1500
7.	Natural Gas	1000	800
8.	Nickel	1000	1000
9.	RBOB Gasoline	1000	500
10.	Zinc	1000	1000
11.	GSCI®-ER Agriculture Index	1000	1100
12.	GSCI®-ER Livestock Index	1000	800
Basket Level	=	(.07 * final level(1)/initial level(1))
	+	(.07 * final level(2)/initial level(2))
	+	(.15 * final level(3)/initial level(3))
	+	(.05 * final level(4)/initial level(4))
	+	(.05 * final level(5)/initial level(5))
	+	(.05 * final level(6)/initial level(6))
	+	(.10 * final level(7)/initial level(7))
	+	(.06 * final level(8)/initial level(8))
	+	(.05 * final level(9)/initial level(9))
	+	(.05 * final level(10)/initial level(10))
	+	(.20 * final level(11)/initial level(11))
	+	(.10 * final level(12)/initial level(12))
=
((.07 * (1100/1000)) + (.07 * (900/1000)) + (.15 * (1200/1000)) +
(.05 * (800/1000)) + (.05 * (1000/1000)) + (.05 * (1500/1000)) +
(.10 * (800/1000)) + (.06 * (1000/1000)) + (.05 * (500/1000)) +
(.05 * (1000/1000)) + (.20 * (1100/1000)) + (.10 * (800/1000)))
Final basket level	=	1.0

  Determination of redemption amount

        Because the final basket level is equal to the initial basket level, the basket return equals zero and the redemption amount is equal to the principal amount of the securities.

Redemption Amount	=	$10,000

RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The securities do not pay interest

        We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the redemption amount at maturity is based on the appreciation or depreciation of the basket. Even if the redemption amount at maturity is greater than the principal amount, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The securities may not pay more than the principal amount at maturity

        If the final basket level is equal to the initial basket level, you will receive only the principal amount of your securities at maturity.

An investment in the securities is not the same as an investment in the commodities or the commodity indices underlying the basket or a security directly linked to the commodities or the commodity indices

        An investment in the securities does not entitle you to any ownership interest or rights in the underlying commodities, the commodity indices, the commodities underlying such indices or futures contracts on the commodities or commodity indices. In addition, even if one or more of the underlying commodities or commodity indices changes in value, you may not receive a corresponding appreciation in your investment if the final basket level is equal to the initial basket level. If the underlying basket decreases in value, your participation in such a change will be limited to 40% of the change, as described in "Description of the Securities."

The formula for determining the redemption amount does not take into account changes in the level of the basket prior to the valuation date

        Changes in the level of the basket during the term of the securities before the date on which the final basket level is calculated will not be reflected in the calculation of the redemption amount payable at maturity. The calculation agent will calculate the redemption amount by comparing only the initial and final level of the basket. No other basket levels will be taken into account. As a result, you may receive only your principal amount at maturity even if the level of basket has increased or decreased at certain times during the term of the securities before falling to a level equal to the initial basket level on the valuation date.

There may be little or no secondary market for the securities

        The securities will not be listed on any securities exchange. We cannot assure you that a secondary market for the securities will develop. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

You have no recourse to the London Metal Exchange, COMEX or the New York Mercantile Exchange

        You will have no rights against the LME, COMEX or NYMEX, which determine the values of the 10 underlying commodities. The securities are not sponsored, endorsed, sold or promoted by the LME, COMEX or NYMEX. The LME, COMEX and NYMEX make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly.

You have no recourse to Goldman, Sachs & Co.

        You will have no rights against Goldman, Sachs & Co. as the sponsor of the two underlying commodity indices.

        The securities are not sponsored, endorsed, sold or promoted by Goldman, Sachs & Co. Goldman, Sachs & Co. makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the underlying commodity indices to track agriculture or livestock market performance. Goldman, Sachs & Co.'s only relationship to Credit Suisse, our indirect parent, is the licensing of the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index, which are determined, composed and calculated by Goldman, Sachs & Co. without regard to Credit Suisse or the securities. Goldman, Sachs & Co. has no obligation to take the needs of Credit Suisse or the owners of the securities into consideration in determining, composing or calculating the commodity indices. Goldman, Sachs & Co. is not responsible for and has not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. Goldman, Sachs & Co. has no obligation or liability in connection with the administration, marketing or trading of the securities.

        GOLDMAN, SACHS & CO. ("GOLDMAN") DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE GSCI®-ER LIVESTOCK INDEX OR THE GSCI®-ER AGRICULTURE INDEX OR ANY DATA INCLUDED THEREIN. GOLDMAN MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CREDIT SUISSE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE GSCI®-ER LIVESTOCK INDEX OR THE GSCI®-ER AGRICULTURE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. GOLDMAN MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE GSCI®-ER LIVESTOCK INDEX OR THE GSCI®-ER AGRICULTURE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL GOLDMAN HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Suspensions or disruptions of market trading in the commodity markets and related futures may adversely affect the redemption amount at maturity and/or the market value of the securities

        The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the underlying commodities, the commodity indices and the basket and, therefore, the redemption amount at maturity and/or the market value of the securities.

Trading values of commodities on certain exchanges and markets involve risks

        The commodity prices of Aluminum, Copper, Nickel, Lead and Zinc will be the official cash seller and settlement prices of contracts listed on the LME. A contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on other futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates.

        The commodity price of Gold will be the official settlement price for the relevant futures contract as determined by COMEX. COMEX is a division of NYMEX. The commodity prices of crude Oil, Natural Gas, RBOB Gasoline and Heating Oil will be the official settlement prices of front month futures contracts listed by NYMEX. Any changes in the policies or regulations of NYMEX or COMEX or other regulators could affect the commodity prices of the Gold, Crude Oil, Natural Gas, RBOB Gasoline and Heating Oil components of the basket, and in turn, the redemption amount at maturity and/or the market value of the securities.

The GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index may include contracts that are not traded on regulated futures exchanges

        The commodity indices were originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as "designated contract markets"). As described below, however, the commodity indices may include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the commodity indices may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Higher future prices of commodities included in the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index relative to their current prices may lead to a decrease in the redemption amount of the securities

        As the contracts that underlie the commodity indices come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as "rolling." If the market for these contracts is (putting aside other considerations) in "backwardation," where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a "roll yield." While many of the contracts included in the commodity indices have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, some of the commodities reflected in the indices have historically exhibited "contango" markets rather than backwardation. Contango markets are those in which prices are higher in more distant delivery months than in nearer delivery months. Commodities may also fluctuate between backwardation and contango markets. The absence of backwardation in the commodity markets could result in negative "roll yields," which could adversely affect the value of the commodity indices and, accordingly, the redemption amount at maturity of the securities.

Changes in the composition and valuation of the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index may adversely affect the redemption amount at maturity and/or the market value of the securities

        The composition of the commodity indices may change over time, as additional commodities satisfy the eligibility criteria or commodities currently included in the commodity indices fail to satisfy such criteria. The weighting factors applied to each commodity included in the commodity indices change annually, based on changes in commodity production statistics. In addition, Goldman, Sachs & Co., in consultation with its Policy Committee, may modify the methodology for determining the composition and weighting of the commodity indices and for calculating their value in order to assure that the commodity indices represent a measure of the performance over time of the markets for the underlying commodities. A number of modifications to the methodology for determining the contracts to be included in the commodity indices, and for valuing the commodity indices, have been made in the past several years and further modifications may be made in the future. Such changes could adversely affect the redemption amount at maturity and/or the market value of the securities.

Trading and other transactions by Goldman, Sachs & Co. in the contracts and the underlying commodities included in the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index may adversely affect the redemption amount at maturity and/or the market value of the securities

        The GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index are comprised of numerous commodity contracts as described in "The Underlying Basket—The GSCI® Excess Return Livestock Index and the GSCI® Excess Return Agriculture Index." Goldman, Sachs & Co. and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index, over-the-counter contracts on these commodities, the underlying commodities included in the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index and other instruments and derivative products based on the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index. Trading in the futures contracts and commodities included in the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index, and in related over-the-counter products, by Goldman, Sachs & Co. and its affiliates and unaffiliated third parties could adversely affect the value of the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index, which could in turn affect the redemption amount at maturity and/or the market value of the securities.

Adjustments to the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index could adversely affect the securities

        Goldman, Sachs & Co. is responsible for calculating and maintaining the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index. Goldman, Sachs & Co. can make methodological changes that could change the value of the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index at

any time. Goldman, Sachs & Co. may discontinue or suspend calculation or dissemination of the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index. If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events. Please refer to "Description of the Securities—Adjustments to the calculation of the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index." Consequently, any of these actions could adversely affect the redemption amount at maturity and/or the market value of the securities.

The U.S. federal income tax considerations for making an investment in the securities are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this pricing supplement.

The market value of the securities may be influenced by many factors that are unpredictable, including volatile commodities prices

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which Credit Suisse Securities (USA) LLC may be willing to purchase or sell the securities in the secondary market, including:

  •
  The current level of the underlying basket.

  •
  The prices of commodities comprising the underlying basket.

  •
  Interest and yield rates in the market.

  •
  Economic, financial, political and regulatory or judicial events that affect the commodities or commodity indices comprising the underlying basket or commodities markets generally and that may affect the appreciation of the underlying basket.

  •
  Changes in the volatility of the underlying commodities or commodity indices.

  •
  The time remaining to maturity of the securities.

  •
  Credit Suisse's creditworthiness.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of the any change resulting from another factor or factors.

The inclusion of commissions and projected profit from hedging in the original issue price of the securities is likely to adversely affect secondary market prices

        Assuming no change in market conditions or any other relevant factors, the price, if any, at which Credit Suisse Securities (USA) LLC is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Credit Suisse Securities (USA) LLC, as a result of dealer discounts, mark-ups or other transaction costs.

Historical performance of the underlying basket is not indicative of future performance

        The future performance of the underlying basket cannot be predicted based on its historical performance. We cannot guarantee that the level of the underlying basket will increase or decrease or that you will receive at maturity an amount greater than the principal amount of the securities.

Changes in the value of one or more of the underlying commodities may offset each other

        Price movements in the underlying commodities may not correlate with each other. At a time when the level of one or more of the underlying commodities increases, the level of one or more of the other underlying commodities may not increase as much or may even decline.

        Therefore, in calculating the basket level as of any valuation date, increases in the level of one or more of the underlying commodities may be moderated, or wholly offset, by declines in the level of one or more of the other underlying commodities. You can review the historical levels of each of the underlying commodities under "The Underlying Basket—Historical performance of the underlying commodities and the commodity indices." However, you cannot predict the future performance of any of the underlying commodities or of the basket as a whole, or whether increases in the levels of any of the underlying commodities will be offset by decreases in the levels of other underlying commodities, based on their historical performance.

There may be potential conflicts of interest

        We, Credit Suisse Securities (USA) LLC, and/or any other affiliate may from time to time buy or sell futures contracts related to the commodities comprising the underlying basket or commodity indices or derivative instruments related to the commodities or commodity indices for our or their own accounts in connection with our or their normal business practices. These transactions could affect the price of such commodities, the value of the commodity indices or the value of the basket, and thus affect the redemption amount at maturity and/or the market value of the securities.

        In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

A market disruption event may postpone the calculation of the final basket level or the maturity date

        If the calculation agent determines that on the valuation date a market disruption event exists, then the valuation date will be postponed to the first succeeding business day on which the calculation agent determines that no market disruption event exists, unless the calculation agent determines that a market disruption event exists on each of the five business days immediately following the valuation date. In that case, the fifth business day after the original valuation date will be deemed to be the valuation date notwithstanding the existence of a market disruption event, and the calculation agent will determine the basket level for the valuation date on that fifth succeeding business day.

        In the event that a market disruption event exists on the valuation date, the maturity date of the securities will be the later of July 28, 2010 and the fifth business day following the day on which the final basket level is calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to "Description of the Securities—Maturity date" on page PS-20 and "—Market disruption events" on page PS-22 of this pricing supplement.

CREDIT SUISSE (USA), INC.

        We are a leading integrated investment bank serving institutional, corporate, government and high-net-worth clients. We provide our clients with a broad range of products and services that include securities underwriting, sales and trading, financial advisory services, alternative investments, full-service brokerage services, derivatives and risk management products, asset management and investment research. We are the product of a business combination. On November 3, 2000, Credit Suisse Group, or CSG, acquired Donaldson, Lufkin & Jenrette, Inc., or DLJ. CSG is a global financial services company providing a comprehensive range of banking, investment banking, asset management and insurance products and services. Credit Suisse Securities (USA) LLC, CSG's principal U.S. registered broker-dealer subsidiary (formerly known as Credit Suisse First Boston Corporation and Credit Suisse First Boston (USA), Inc.), became a subsidiary of DLJ, and DLJ changed its name to Credit Suisse First Boston (USA), Inc., which was subsequently renamed Credit Suisse (USA), Inc. We are now part of the Credit Suisse division of CSG.

        For further information about our company, we refer you to the accompanying prospectus and the documents referred to under "Incorporation by Reference" on page PS-51 of this pricing supplement and "Where You Can Find More Information" on page 2 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        The net proceeds from this offering will be approximately $                    . We intend to use the net proceeds for our general corporate purposes, which may include the rationalization of our debt capital structure. We may also use some or all of the net proceeds from any offering to hedge our obligations under the securities being offered.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of futures contracts or other derivatives or synthetic instruments related to the commodities or commodity indices or their components to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the value of the commodities or commodity indices. There can be no assurance that the value of the commodities or commodity indices will not be affected by such hedging activities.

        From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the value of the commodities and commodity indices), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in futures contracts or other derivative or synthetic instruments related to the commodities or commodity indices or their components. In addition, we or one or more of our affiliates may take positions in other types of financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a long hedge position in the commodities or commodity indices or their components, we or such affiliates may liquidate a portion of those holdings at or about the time of the maturity of the securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular securities exchange or market.

        The original issue price of the securities will include the commissions paid to Credit Suisse Securities (USA) LLC with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

        This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description.

General

        We will issue the securities under an indenture, dated as of June 1, 2001, between us and JPMorgan Chase Bank, as trustee. The indenture is more fully described under "Description of Debt Securities" on page 6 of the accompanying prospectus. The securities will be an issue of medium-term notes of the type described under "Description of Notes" on page S-3 of the accompanying prospectus supplement.

        The securities will be issued in one or more fully registered global securities in denominations of $10,000 and integral multiples of $1,000 greater than $10,000. The securities will not be entitled to the benefit of any mandatory sinking fund.

        The securities will be our unsecured obligations and will rank prior to all of our subordinated indebtedness and on an equal basis with all of our other senior unsecured indebtedness.

        You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below. If the final basket level is greater than the initial basket level, the basket return will be equal to the percentage increase in the basket level multiplied by an additional percentage expected to be within the range of 100% to 120%, and which will be determined on the date the securities are priced for initial sale to the public. If the final basket level is less than the initial basket level, the basket return will be equal to the absolute value of the percentage decrease in the basket level multiplied by 40%. If the final basket level is equal to the initial basket level, then the basket return will equal zero, and you will receive only an amount equal to the principal amount of your securities at maturity, as explained below.

        The securities will not be listed on any securities exchange.

Interest

        We will not pay you interest during the term of the securities.

Redemption; defeasance

        The securities are not subject to redemption prior to maturity at our option or the option of any holder and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date of the securities is July 28, 2010; however, if a market disruption event exists on the valuation date as determined by the calculation agent, the maturity date will be the later of July 28, 2010 and the fifth business day following the day on which the final basket level is calculated. Please refer to "—Market disruption events" below. No interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless previously purchased by us and cancelled, each security will be redeemed on the maturity date at the cash redemption amount described below.

Redemption amount

        We will redeem the securities at maturity for a redemption amount in cash that will equal the principal amount of the securities multiplied by the sum of 1 plus the basket return. The basket return will be based on the difference between the final basket level and the initial basket level. How the basket return will be calculated depends on whether the final basket level is greater than or less than or equal to the initial basket level:

  •
  If the final basket level is greater than the initial basket level then the basket return will equal:

100%—120%† *	final basket level – initial basket level initial basket level

  †
  The exact percentage within the range of 100% to 120% will be determined on the date the securities are priced for initial sale to the public.

    Thus, if the final basket level is greater than the initial basket level, the basket return will be a positive number, and you will receive more than the principal amount of your securities at redemption.

  •
  If the final basket level is less than the initial basket level, then the basket return will equal:

40% *	initial basket level – final basket level initial basket level

    Thus, if the final basket level is less than the initial basket level, then the basket return will be a positive number, and you will receive more than the principal amount of your securities at redemption.

  •
  If the final basket level is less than or equal to the initial basket level, then the basket return will be zero, and you will receive only the principal amount of your securities at redemption.

        For purposes of calculating the basket return, the final basket level on the valuation date will be equal to the sum of:

  (i)
  the product of (x) .07, the weighting of the Aluminum component in the basket, and (y) the closing level of Aluminum on the valuation date divided by                 , the closing level of Aluminum on                        , 2006, the date the securities are priced for initial sale to the public;

  (ii)
  the product of (x) .07, the weighting of the Copper component in the basket, and (y) the closing level of Copper on the valuation date divided by                 , the closing level of Copper on                        , 2006, the date the securities are priced for initial sale to the public;

  (iii)
  the product of (x) .15, the weighting of the Crude Oil component in the basket, and (y) the closing level of Crude Oil on the valuation date divided by                 , the closing level of Crude Oil on                        , 2006, the date the securities are priced for initial sale to the public;

  (iv)
  the product of (x) .05, the weighting of the Gold component in the basket, and (y) the closing level of Gold on the valuation date divided by                 , the closing level of Gold on                        , 2006, the date the securities are priced for initial sale to the public.

  (v)
  the product of (x) .05, the weighting of the Heating Oil component in the basket, and (y) the closing level of Heating Oil on the valuation date divided by                 , the closing level of Heating Oil on                        , 2006, the date the securities are priced for initial sale to the public;

  (vi)
  the product of (x) .05, the weighting of the Lead component in the basket, and (y) the closing level of Lead on the valuation date divided by                 , the closing level of Lead on                        , 2006, the date the securities are priced for initial sale to the public;

  (vii)
  the product of (x) .10, the weighting of the Natural Gas component in the basket, and (y) the closing level of Natural Gas on the valuation date divided by                , the closing level of Natural Gas on                        , 2006, the date the securities are priced for initial sale to the public;

  (viii)
  the product of (x) .06, the weighting of the Nickel component in the basket, and (y) the closing level of Nickel on the valuation date divided by                 , the closing level of Nickel on                        , 2006, the date the securities are priced for initial sale to the public;

  (ix)
  the product of (x) .05, the weighting of the RBOB Gasoline component in the basket, and (y) the closing level of RBOB Gasoline on the valuation date divided by                , the closing level of RBOB Gasoline on                        , 2006, the date the securities are priced for initial sale to the public;

  (x)
  the product of (x) .05, the weighting of the Zinc component in the basket, and (y) the closing level of Zinc on the valuation date divided by                 , the closing level of Zinc on                        , 2006, the date the securities are priced for initial sale to the public;

  (xi)
  the product of (x) .20, the weighting of the GSCI®-ER Agriculture Index component in the basket, and (y) the closing level of GSCI®-ER Agriculture Index on the valuation date divided by                , the closing level of GSCI®-ER Agriculture Index on                        , 2006, the date the securities are priced for initial sale to the public; and

  (xii)
  the product of (x) .10, the weighting of the GSCI®-ER Livestock Index component in the basket, and (y) the closing level of GSCI®-ER Livestock Index on the valuation date divided by                , the closing level of GSCI®-ER Livestock Index on                        , 2006, the date the securities are priced for initial sale to the public.

        The "initial basket level" equals 1.0.

        The "closing level" for each underlying commodity and commodity index will be the price of such underlying commodity or commodity index at such time as described below under "The Underlying Basket—The underlying commodities and prices" and "The Underlying Basket—The underlying commodity indices and prices."

        A "business day" is any day on which the relevant futures contract or commodity index is published and on which the offices of Goldman, Sachs & Co. in New York, New York are open for business.

Market disruption events

        A "market disruption event" is the occurrence on any date or any number of consecutive dates of any one or more of the following circumstances: (a) the termination or suspension of, or material limitation or disruption for at least two hours in the trading of a commodity or a futures contract thereon included in the underlying basket or any commodity or a futures contract thereon underlying the GSCI®-ER Livestock Index or GSCI®-ER Agriculture Index that prevents the relevant exchange on which such commodity is traded from establishing an official settlement price for such commodity or contract as of a regularly scheduled settlement time; (b) the settlement price for any commodity or a futures contract thereon included in the underlying basket or commodity underlying the GSCI®-ER Livestock Index or GSCI®-ER Agriculture Index is a "limit price," which means that such settlement price for a day has increased or decreased from the previous day's settlement price by the maximum amount permitted under applicable exchange rules; (c) failure by the applicable exchange or other price source to announce or publish the settlement price for any commodity or a futures contract thereon included in the underlying basket or commodity underlying the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index; and (d) failure of Goldman, Sachs & Co. to publish the value for the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index, subject to certain adjustments described below.

        If the calculation agent determines that a market disruption event exists in respect of a commodity included in the underlying basket or the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index (together the "basket components"), then the valuation date for such basket component will be postponed to the first succeeding business day on which the calculation agent determines that no market disruption event exists, unless the calculation agent determines that a market disruption event exists on each of the five business days immediately following the valuation date. In that case, (a) the fifth succeeding business day after the original valuation date will be deemed to be the valuation date, notwithstanding the market disruption event, and (b) the calculation agent will determine the settlement price for such basket component in a commercially reasonable manner. The valuation date for each basket component not affected by a market disruption event will be the scheduled valuation date.

        In the event that a market disruption event exists on the valuation date, the maturity date of the securities will be the later of July 28, 2010 and the fifth business day following the day on which the final basket level is calculated. No interest or other payment will be payable because of any such postponement of the maturity date.

Adjustments to the calculation of the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index

        If either the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index is not calculated and announced by Goldman, Sachs & Co. but (a) is calculated and announced by a successor acceptable to the calculation agent or (b) is replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the GSCI®-ER Livestock Index or GSCI®-ER Agriculture Index, as the case may be, then the GSCI®-ER Livestock Index or GSCI®-ER Agriculture Index, as applicable, will be deemed to be the index so calculated and announced by that successor sponsor or that successor index, as the case may be.

        Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor index to the registered holders of the securities in the manner set forth below.

        If (x) on or prior to the valuation date Goldman, Sachs & Co. makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index or in any other way materially modifies the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index or (y) on the valuation date Goldman, Sachs & Co. (or a successor sponsor) fails to calculate and announce the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index and there is no comparable index available, then the calculation agent will calculate the redemption amount using, in lieu of a published level for the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index, as the case may be, the level for the index as on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index, as the case may be, last in effect prior to that change or failure, but using only those commodities that comprised the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index, as the case may be, immediately prior to that change or failure. Notice of adjustment of the GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index will be provided by the trustee in the manner set forth below.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse Securities (USA) LLC or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        If we purchase any securities and surrender the securities to the trustee for cancellation, the trustee will cancel them.

Book-Entry, Delivery and Form

        We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations of $10,000 and integral multiples of $1,000 greater than $10,000. We will deposit the global notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the global notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the securities are represented by the global notes, we will pay the redemption amount on the securities to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Calculation Agent

        The calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

THE UNDERLYING BASKET

General

        Unless otherwise stated, all information contained herein on the underlying commodities and the exchanges on which they trade is derived from publicly available sources and is provided for informational purposes only. The underlying basket is a basket of ten industrial, precious metal and energy related commodities and two indices of agricultural commodities. The ten commodities in the underlying basket are Aluminum, Copper, Crude Oil, Gold, Heating Oil, Lead, Natural Gas, Nickel, RBOB Gasoline and Zinc. The Crude Oil, Natural Gas, RBOB Gasoline and Heating Oil commodities in the underlying basket are those for which futures contracts are traded in U.S. dollars on NYMEX. The Aluminum, Copper, Nickel, Zinc and Lead commodities in the underlying basket are those for which futures and spot contracts are traded on the LME, stated in U.S. dollars. The Gold commodity in the underlying basket is that for which futures and spot contracts are traded on COMEX, stated in U.S. dollars. The two commodity indices in the underlying basket are the GSCI®-ER Livestock Index and the GSCI®-ER Agricultural Index, both published on Reuters, stated in U.S. dollars.

The commodities exchanges and markets

NYMEX

        NYMEX is the largest exchange in the world for the trading of energy futures and options contracts, including contracts for crude oil, non-oxygenated gasoline, heating oil and natural gas and is the largest exchange in North America for the trading of platinum group metals contracts. NYMEX conducts trading in its futures contracts through an open-outcry trading floor during the trading day and after hours through an internet-based electronic platform.

        For further information regarding the NYMEX, see NYMEX's website at http://www.nymex.com. Information on its website is not, however, a part of or incorporated by reference in this pricing supplement or the accompanying prospectus supplement or prospectus.

The LME

        The LME was established in 1877 and is the principal metal exchange in the world in which contracts for delivery of aluminum, copper, lead, nickel, tin and zinc are traded. Copper and tin have traded on the LME since its establishment while aluminum and nickel were added to the LME in the 1970s. LME trading is conducted on LME Select electronic trading system and by open outcry on the trading floor, supported by a 24-hour inter-office telephone market.

        For further information regarding the LME, see the LME's website at http://www.lme.co.uk. Information on its website is not, however, a part of or incorporated by reference in this pricing supplement or the accompanying prospectus supplement or prospectus.

COMEX

        COMEX is a division of NYMEX, formed by the merger of the New York Mercantile Exchange and the Commodity Exchange, Inc. in 1994. COMEX is the largest exchange in the world for trading metals futures and options and has been trading gold since 1974. COMEX conducts trading in its futures contracts through an open-outcry trading floor during the trading day and after hours through an internet-based electronic platform.

        For further information regarding COMEX, see NYMEX's website at http://www.nymex.com. Information on its website is not, however, a part of or incorporated by reference in this pricing supplement or the accompanying prospectus supplement or prospectus.

The underlying commodities and prices

        Contracts on physical commodities are traded on regulated futures exchanges, in over-the-counter markets and on various types of electronic trading facilities. The commodity prices for the underlying commodities will be determined by the official settlement prices of certain futures contracts and for the commodity indices will be the daily closing level of the relevant index. The official cash seller and settlement price of a commodity is the price at which a commodity is selling on that day at a given time and place.

Crude Oil

        The price of "Crude Oil" is the official settlement price for one barrel of the first nearby WTI light sweet crude oil futures contract, stated in U.S. dollars, as determined by NYMEX. The level of global industrial activity influences the demand for crude oil. In addition, various other factors can affect the demand for crude oil, such as weather, political events and labor activity. The supply of crude oil can be affected by many events, in particular the meetings of the Organization of Petroleum Exporting Countries. Market expectations about events that will influence either demand or supply can cause prices for crude oil to fluctuate greatly. A significant amount of the world oil production capacity is controlled by a relatively small number of producers. Any large change in production by one of these producers could have a substantial effect on the price of crude oil.

Natural Gas

        The price of "Natural Gas" is the official settlement price for one MMBTU of the first nearby Henry Hub natural gas futures contract, stated in U.S. dollars, as determined by NYMEX. Natural gas is used primarily for residential and commercial heating and in the production of electricity. The level of global industrial activity influences the demand for natural gas. In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas. The greatest natural gas reserves are in the former Soviet Union countries and the Middle East. The greatest producers of natural gas are the United States, Canada and the former Soviet Union countries.

RBOB Gasoline

        The price of "RBOB Gasoline" is the official settlement price for one gallon of the first nearby non-oxygenated blendstock gasoline futures contract, stated in U.S. dollars, as determined by NYMEX. The level of global industrial activity influences the demand for non-oxygenated gasoline. In addition, the demand has seasonal variations, which occur during "driving seasons" usually considered the summer months in North America and Europe. Non-oxygenated gasoline is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of non-oxygenated gasoline.

Heating Oil

        The price of "Heating Oil" is the official settlement price for one gallon of the first nearby fungible No. 2 heating oil futures contract, stated in U.S. dollars, as determined by NYMEX. The level of global industrial activity influences the demand for heating oil. In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for heating oil. Heating oil is generally used to fuel heat furnaces for buildings. Heating oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

Aluminum

        The price of "Aluminum" is the official settlement price of the third Wednesday dated front month futures contract for one metric ton of High Grade Primary Aluminum, stated in U.S. dollars, as determined by the LME. The level of global industrial activity, especially relating to transportation, packaging and building sectors, significantly influences the demand for aluminum. Prices for aluminum are influenced by a number of factors including the level of economic activity in large aluminum consuming markets and the rate of supply of new metal from producers. The production of aluminum is a power intensive process that requires large amounts of inexpensive power. Disruptions in the amount of energy available to aluminum producers could affect the supply of aluminum.

Copper

        The price of "Copper" is the official settlement price of the third Wednesday dated front month futures contract for one metric ton of Copper, stated in U.S. dollars, as determined by the LME. The level of global industrial activity, especially the level of activity in the electrical and construction sectors, significantly influences demand for copper. Apart from the United States, Canada and Australia, the majority of copper concentrate (raw material) comes from countries outside of North America and Europe that have experienced political instability and upheaval in recent years. Any political turmoil in these countries may cause copper supply to fall.

Nickel

        The price of "Nickel" is the official settlement price of the third Wednesday dated front month futures contract for one metric ton of Nickel, stated in U.S. dollars, as determined by the LME. The level of global industrial activity, especially the level of activity in the stainless steel industrial sector, influences the demand for nickel. The nickel alloy process used in stainless steel production requires large amounts of energy. As a result, nickel prices may be negatively influenced by high global energy prices. The largest producer of nickel is Russia, followed by Australia and Canada. As these countries also have the largest nickel reserves, the price of nickel can be influenced by political and economic events that affect any of the countries.

Zinc

        The price of "Zinc" is the official settlement price of the third Wednesday dated front month futures contract for one metric ton of Special High Grade Zinc, stated in U.S. dollars, as determined by the LME. The level of global industrial activity, especially the level of activity in the galvanized steel industrial sector, influences the demand for zinc. The manufacture of galvanized steel accounts for the largest part of worldwide zinc demand. The worldwide supply of zinc concentrate (raw material) comes mainly from North America, Russia and Australia.

Lead

        The price of "Lead" is the official settlement price of the third Wednesday dated front month futures contract for one metric ton of Lead, stated in U.S. dollars, as determined by the LME. The level of global industrial activity influences the demand for lead. The manufacture of lead-acid batteries accounts for the largest part of the worldwide lead demand. Australia, China and the United States are the largest producers of lead in the world market.

Gold

        The price of "Gold" is the official settlement price for one fine troy ounce of the most active nearby refined Gold futures contract, stated in U.S. dollars, as determined by COMEX. The demand for gold is influenced by a variety of economic factors including confidence in the global monetary system, the relative strength of the U.S. dollar, interest rates and political, economic and other such events. Gold prices may also be affected by industry factors such as industrial and jewelry demand and purchases and sales of gold by central banks and other governmental agencies that hold large supplies of gold.

The underlying commodity indices and prices

GSCI®-ER Livestock Index

        The price of the "GSCI®-ER Livestock Index" is the value of the GSCI® Livestock Excess Return Index as published on Reuters.

GSCI®-ER Agriculture Index

        The price of the "GSCI®-ER Agriculture Index" is the value of the GSCI® Agriculture Excess Return Index as published on Reuters.

The GSCI® Livestock Excess Return Index and the GSCI® Agriculture Excess Return Index

Futures Contracts in General

        Derivative contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the indices are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as "short") and acquired by the purchaser (whose position is therefore described as "long") or in which the cash settlement amount is to be made.

        There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as "initial margin." This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract. By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called "variation margin" and are made as the existing positions in the futures contract become more or less valuable, a process known as "marking to the market."

        Futures contracts are traded on organized exchanges, known as "contract markets" in the United States, and are cleared through the facilities of a centralized clearinghouse and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to a futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader's profit or loss.

        U.S. contract markets, as well as brokers and clearinghouses, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description.

        From its inception, the indices have been comprised exclusively of futures contracts traded on regulated exchanges. The reason is that, historically, regulated futures exchanges were the only types of facilities for the trading of commodities that provided centralized trading mechanisms and public reports of trading activity that reflected the prices and volumes of transactions executed in the relevant market. Recently, however, a number of electronic trading facilities have developed that offer trading in physical commodities and over-the-counter derivatives on commodities (such as swaps and forward contracts), through a centralized forum. Many of these facilities also provide price and volume reports to their participants and, in some cases, to the public. Such trading facilities are becoming a more significant component of the commodity trading market. In addition, recent amendments to the Commodity Exchange Act permit such trading facilities to operate without being regulated in the same manner as organized futures exchanges.

        In response to these developments, Goldman, Sachs & Co., in consultation with the Policy Committee, as discussed in the section "—The Policy Committee" below, has modified the methodology for determining the commodities and contracts to be included in the indices in order to permit the inclusion of contracts traded on trading facilities other than regulated futures exchanges. The criteria for determining the contracts to be included in the indices, and the methodology for calculating the indices, are summarized below. Such contracts may include, but will not necessarily be limited to, swaps and spot or forward contracts on a variety of physical commodities. In the commodities context, swaps are bilateral transactions that typically provide for the parties to make payments over a period of time, with one party paying in a fixed amount and the other party paying in an amount determined by reference to the price of a commodity. Spot and forward contracts typically provide for delivery of a commodity either at a stated time in the future or over a specified period of time, in return for a fixed purchase price (although such contracts may on occasion be settled through cash payments rather than physical delivery).

        Transactions in such contracts executed through a trading facility may be bilateral transactions between two principals, in which case the parties are generally responsible for settlement of the transactions and for establishing any applicable credit terms, which may consist of futures-style margining but typically involve deposits of collateral and periodic adjustments of the amount of the collateral required. Alternatively, certain trading facilities may provide for contracts to be cleared through a centralized clearing house similar (or identical) to the types of clearing houses that provide clearing services to regulated futures markets. The terms of the contracts traded through these trading facilities, as well as the manner in which they are traded and the manner in which the prices and volumes of transactions are reported, may differ significantly from the comparable features of regulated futures contracts. In addition, the trading facilities may be subject to less regulation than regulated futures exchanges or, in some cases, to no substantive regulation.

Description of the GSCI® Livestock Excess Return Index and the GSCI® Agriculture Excess Return Index

        Unless otherwise stated, all information regarding the GSCI® Excess Return Index ("GSCI®"), GSCI® Livestock Excess Return Index ("GSCI®-ER Livestock Index") and the GSCI® Agriculture Excess Return Index ("GSCI®-ER Agriculture Index") provided in this pricing supplement is derived from Goldman, Sachs & Co. or other publicly available sources. Such information reflects the policies of Goldman, Sachs & Co. as stated in such sources, and such policies are subject to change by Goldman, Sachs & Co. We do not assume any responsibility for the accuracy or completeness of such information. Goldman, Sachs & Co. is under no obligation to continue to publish the GSCI® Excess Return Index, GSCI®-ER Livestock Index or the GSCI®-ER Agriculture Index and may discontinue publication of any or all such indices at any time.

        The GSCI® Excess Return Index was established in May 1991 and is designed to reflect the excess returns that are potentially available through an unleveraged investment in the contracts comprising the Goldman Sachs Commodity Index. Goldman Sachs has also developed and calculates a number of sub-indices representing components of the GSCI® Excess Return Index. These include the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index (each, a "Sub-Index" and, collectively, the "Sub-Indices").

        The GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index are calculated in the identical manner, except that (i) the daily contract reference prices, contract production weights and roll weights used in performing such calculations are limited to those of the GSCI® commodities included in the relevant Sub-Index; and (ii) each Sub-Index has a separate normalizing constant.

        The value of the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index, on any given day, reflects

  •
  the price levels of the contracts included in such GSCI® Sub-Index (which represents the value of such GSCI® Sub-Index) and

  •
  the "contract daily return," which is the percentage change in the total dollar weight of such GSCI® Sub-Index from the previous day to the current day.

        Each of these components is described below.

        The GSCI® and GSCI® Sub-Indices are proprietary indices that Goldman, Sachs & Co. developed and calculates. As part of its investment banking operations, Goldman, Sachs & Co. engages, both directly and indirectly through its affiliates, in futures market brokerage, financial futures trading and hedging, dealing in foreign exchange and other activities. J. Aron & Co., an affiliate of Goldman, Sachs & Co., trades as principal in foreign exchange, crude oil and petroleum products, natural gas, electricity, gold, silver, platinum group and base metals and in related derivative instruments.

        The GSCI® Sub-Indices are indices of a production-weighted basket of physical non-financial commodities that satisfy specified criteria. The GSCI® Sub-Indices are designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the GSCI® Sub-Indices are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the GSCI® Sub-Indices are weighted, on a production basis, to reflect the relative significance (in the view of Goldman, Sachs & Co., in consultation with the Policy Committee, as described below) of such commodities to the world economy. The fluctuations in the value of the GSCI® Sub-Indices are intended generally to correlate with changes in the prices of such physical commodities in global markets. The GSCI® and GSCI® Sub-Indices were established in 1991 and have been normalized such that the hypothetical level of the GSCI® on January 2, 1970 was 100. Futures contracts on the GSCI® and GSCI® Excess Return Index, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

        Set forth below is a summary of the composition of and the methodology used to calculate the GSCI® and GSCI® Sub-Indices as of the date of this pricing supplement. The methodology for determining the composition and weighting of the GSCI® (and GSCI® Sub-Indices) and for calculating its value is subject to modification in a manner consistent with the purposes of the GSCI®, as described below. Goldman, Sachs & Co. makes the official calculations of the GSCI® (and GSCI® Sub-Indices). At present, these calculations are performed continuously and are reported on Reuters Page .GSCI, .GSAGER and .GSLVER and are updated on Reuters at least once every three minutes during business hours on each day on which the offices of Goldman, Sachs & Co. in New York City are open for business, which we refer to as a GSCI® Business Day. The settlement prices for these indices are currently also reported on Reuters Page .GSCI, .GSAGER and .GSLVER at the end of each index business day.

        In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and such platforms, Goldman, Sachs & Co., in consultation with the Policy Committee, has modified the methodology for determining the composition of the GSCI® and GSCI® Sub-Indices in order to provide market participants with efficient access to new sources of liquidity and the potential for more efficient trading. As a result, the GSCI® methodology now provides for the inclusion of contracts traded on trading facilities other than exchanges, such as electronic trading platforms, if liquidity in trading for a given commodity shifts from an exchange to an electronic trading platform. Goldman, Sachs & Co., in consultation with the Policy Committee, will continue to monitor developments in the trading markets and wherever practicable will announce the inclusion of additional contracts, or further changes to the GSCI® methodology, in advance of their effectiveness.

The Policy Committee

        Goldman, Sachs & Co. has established a Policy Committee to assist it in connection with the operation of the GSCI® (and GSCI® Sub-Indices). The Policy Committee meets on a regular basis and at other times upon the request of Goldman, Sachs & Co. The principal purpose of the Policy Committee is to advise Goldman, Sachs & Co. with respect to, among other things, the calculation of the GSCI® (and GSCI® Sub-Indices), the effectiveness of the GSCI® (and GSCI® Sub-Indices) as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the GSCI® (and GSCI® Sub-Indices). The Policy Committee acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the GSCI® are made by Goldman, Sachs & Co.

        The Policy Committee generally meets in October of each year. Prior to the meeting, Goldman, Sachs & Co. determines the commodities to be included in the GSCI® (and GSCI® Sub-Indices) for the following calendar year, as well as the weighting factors for each commodity. The Policy Committee members receive the proposed composition of the GSCI® (and GSCI® Sub-Indices) in advance of the meeting and discuss the composition at the meeting. Goldman, Sachs & Co. also consults the Policy Committee on any other significant matters with respect to the calculation or operation of the GSCI® (and GSCI® Sub-Indices). The Policy Committee may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration.

Composition of the GSCI® (and GSCI® Sub-Indices)

        In order to be included in the GSCI® (and GSCI® Sub-Indices) a contract must satisfy the following eligibility criteria:

  1.
  The contract must be in respect of a physical commodity and not a financial commodity.

  2.
  The contract must:

  (a)
  have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

  (b)
  at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and

  (c)
  as of January 2007, the trading facility on which the contract is traded must allow market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the GSCI that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods.

        The commodity must be the subject of a contract that:

    (a)
    is denominated in U.S. dollars; and

    (b)
    is traded on or through an exchange, facility or other platform (referred to as a "trading facility") that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and that:

    (i)
    makes price quotations generally available to its members or participants (and, if Goldman, Sachs & Co. is not such a member or participant, to Goldman, Sachs & Co.) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

    (ii)
    makes reliable trading volume information available to Goldman, Sachs & Co. with at least the frequency required by Goldman, Sachs & Co. to make the monthly determinations;

    (iii)
    accepts bids and offers from multiple participants or price providers; and

    (iv)
    is accessible by a sufficiently broad range of participants.

  3.
  The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the "daily contract reference price") generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the GSCI®. In appropriate circumstances, however, Goldman, Sachs & Co., in consultation with the Policy Committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

  4.
  At and after the time a contract is included in the GSCI®, the daily contract reference price for such contract must be published between 10:00 A.M. and 4:00 P.M., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and, if Goldman, Sachs & Co. is not such a member or participant, to Goldman, Sachs & Co.) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

  5.
  For a contract to be eligible for inclusion in the GSCI®, volume data with respect to such contract acceptable to Goldman, Sachs & Co., in its sole discretion, must be available for at least the three months immediately preceding the date on which the determination is made.

  6.
  (a)    A contract that is not included in the GSCI® at the time of determination and that is based on a commodity that is not represented in the GSCI® at such time must, in order to be added to the GSCI® at such time, have a total dollar value traded, over the relevant period, and annualized, of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

  (b)
  A contract that is already included in the GSCI® at the time of determination and that is the only contract on the relevant commodity included in the GSCI® must, in order to continue to be included in the GSCI® after such time, have a total dollar value traded, over the relevant period, and annualized, of at least U.S. $5 billion and at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

    (c)
    A contract that is not included in the GSCI® at the time of determination and that is based on a commodity on which there are one or more contracts already included in the GSCI® at such time must, in order to be added to the GSCI® at such time, have a total dollar value traded, over the relevant period, and annualized, of at least U.S. $30 billion.

    (d)
    A contract that is already included in the GSCI® at the time of determination and that is based on a commodity on which there are one or more contracts already included in the GSCI® at such time must, in order to continue to be included in the GSCI® after such time, have a total dollar value traded, over the relevant period, and annualized, of at least U.S. $10 billion and at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

  7.
  (a)    A contract that is already included in the GSCI® at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the GSCI® and each contract's percentage of the total is then determined.

  (b)
  A contract that is not included in the GSCI® at the time of determination must, in order to be added to the GSCI® at such time, have a reference percentage dollar weight of at least 1.00%.

  8.
  (a)    In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts will be included in the GSCI® in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the GSCI® attributable to such commodity exceeding a particular level.

  (b)
  If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the GSCI® attributable to it at the time of determination. Subject to the other eligibility criteria set forth above, the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the GSCI® attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the GSCI® attributable to it.

        In addition, to be included in the GSCI®-ER Livestock Index, the contract must reflect the livestock sector of the GSCI®. To be included in the GSCI®-ER Agriculture Index, the contract must reflect the agriculture sector of the GSCI®. The GSCI® includes futures contracts traded on NYMEX, ICE Futures (formerly the International Petroleum Exchange ("ICE")), the Chicago Mercantile Exchange ("CME"), the Chicago Board of Trade ("CBT"), the Coffee, Sugar & Cocoa Exchange, Inc. ("CSC"), the New York Cotton Exchange ("NYC"), the Kansas City Board of Trade ("KBT"), COMEX and the LME. The components of the GSCI®-ER Livestock Index and GSCI®-ER Agriculture Index and their relative weightings on June 9, 2006 were:

GSCI®-ER Livestock Index

Live Cattle	48.92%
Feeder Cattle	14.87%
Lean Hogs	36.21%

GSCI®-ER Agriculture Index

Wheat	22.45%
Red Wheat	9.79%
Corn	21.76%
Soybeans	13.55%
Cotton	8.51%
Sugar	16.62%
Coffee	5.64%
Cocoa	1.68%

        The components of the GSCI®-ER Agriculture Index and GSCI®-ER Livestock Index and their relative weightings, among other matters, may change during the term of the securities.

        The quantity of each of the contracts included in the GSCI® (and GSCI® Sub-Indices) is determined on the basis of a five-year average (referred to as the "world production average") of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, Goldman, Sachs & Co., in consultation with the Policy Committee, may calculate the weight of such commodity based on regional, rather than world, production data.

        The five-year moving average is updated annually for each commodity included in the GSCI® (and GSCI® Sub-Indices), based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The CPWs, used in calculating the GSCI® (and GSCI® Sub-Indices) are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

        In addition, Goldman, Sachs & Co. performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the GSCI® (and GSCI® Sub-Indices) is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the GSCI® (and GSCI® Sub-Indices) to shift from contracts that have lost substantial liquidity into more liquid contracts during the course of a given year. As a result, it is possible that the composition or weighting of the GSCI® (and GSCI® Sub-Indices) will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, Goldman, Sachs & Co. reevaluates the composition of the GSCI® (and GSCI® Sub-Indices), in consultation with the Policy Committee, at the conclusion of each year, based on the above criteria. Other commodities, if any, that satisfy such criteria will be added to the GSCI® (and GSCI® Sub-Indices). Commodities, if any, included in the GSCI® (and GSCI® Sub-Indices) that no longer satisfy such criteria will be deleted.

        Goldman, Sachs & Co., in consultation with the Policy Committee, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the GSCI® (and GSCI® Sub-Indices) are necessary or appropriate in order to assure that the GSCI® (and GSCI® Sub-Indices) represent a measure of commodity market performance. Goldman, Sachs & Co. has the discretion to make any such modifications, in consultation with the Policy Committee.

Contract expirations

        Because the GSCI® (and GSCI® Sub-Indices) is comprised of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as "contract expirations." The contract expirations included in the GSCI® (and GSCI® Sub-Indices) for each commodity during a given year are designated by Goldman, Sachs & Co., in consultation with the Policy Committee, provided that each such contract must be an "active contract." An "active contract" for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

        If a trading facility deletes one or more contract expirations, the GSCI® (and GSCI® Sub-Indices) will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by Goldman, Sachs & Co. If a trading facility ceases trading in all contract expirations relating to a particular contract, Goldman, Sachs & Co. may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the GSCI® (and GSCI® Sub-Indices). To the extent practicable, the replacement will be effected during the next monthly review of the composition of the relevant index. If that timing is not practicable, Goldman, Sachs & Co. will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Commodity Weighting in the GSCI® and GSCI® Sub-Indices

        The total dollar weight of the GSCI® and each of the GSCI® Sub-Indices is the sum of the dollar weight of each of the underlying commodities in each respective index. The dollar weight of each such commodity on any given day is equal to:

  •
  the daily contract reference price,

  •
  multiplied by the appropriate CPWs, and

  •
  during a roll period, the appropriate "roll weights" (discussed below).

        The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of Goldman, Sachs & Co., reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 P.M., New York City time, Goldman, Sachs & Co. may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant GSCI® calculation.

Contract daily return

        The contract daily return on any given day is equal to the sum, for each of the commodities included in the GSCI® or GSCI® Sub-Indices, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate "roll weight," divided by the total dollar weight of the GSCI® or such GSCI® Sub-Index on the preceding day, minus one.

        The "roll weight" of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the GSCI® and GSCI® Sub-Indices are designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the GSCI® and GSCI® Sub-Indices also takes place over a period of days at the beginning of each month (referred to as the "roll period"). On each day of the roll period, the "roll weights" of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the GSCI® and GSCI® Sub-Indices is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

        If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

  •
  no daily contract reference price is available for a given contract expiration;

  •
  any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as the "limit price");

  •
  the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., New York City time. In that event, Goldman, Sachs & Co. may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, Goldman, Sachs & Co. will revise the portion of the roll accordingly; or

  •
  trading in the relevant contract terminates prior to its scheduled closing time.

        If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

Calculation of the GSCI® Index and GSCI® Sub-Indices

        The values of the GSCI® Index and the GSCI® Sub-Indices on any GSCI® Business Day are equal to the product of (i) the value of such index on the immediately preceding GSCI® Business Day multiplied by (ii) one plus the contract daily return for such index on the GSCI® Business Day on which the calculation is made. The value of the GSCI® Index has been normalized such that its hypothetical level on January 2, 1970 was 100.

        We expect to enter into a non-transferable, non-exclusive license agreement with Goldman, Sachs & Co., whereby Credit Suisse will be permitted to use the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index in connection with the offer and sale of the securities. Credit Suisse is not affiliated with Goldman, Sachs & Co.; the only relationship between Goldman, Sachs & Co. and Credit Suisse is the licensing of the use of the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index and trademarks relating to the GSCI®-ER Livestock Index and the GSCI®-ER Agriculture Index.

Historical performance of the underlying commodities and the commodity indices

        The following tables set forth for all basket components expect RBOB Gasoline the published high and low closing levels of each underlying commodity or commodity index during each calendar quarter from January 1, 2001 through June 16, 2006. The table for the RBOB Gasoline component sets forth the published high and low closing levels of RBOB Gasoline during each calendar quarter from October 3, 2005, the day the component first began trading, through June 16, 2006. The closing levels on June 16, 2006 were as follows: Aluminum—2524.50; Copper—7109.00; Crude Oil—69.54; Gold—578.00; Heating Oil—192.30; Lead—935.00; Natural Gas—6.880; Nickel—19880.00; RBOB Gasoline—220.48; Zinc—3135.00; GSCI® Agriculture Excess Return Index—60.5374; and GSCI® Livestock Excess Return Index—381.15. We obtained the closing levels and other information below from Bloomberg, without independent verification. You should not take the historical levels of the underlying commodities or commodity indices an indication of future performance of the underlying commodities or commodity indices or the securities. We cannot give you any assurance that the levels of any of the underlying commodities or commodity indices will increase over the term of the securities.

	Low	High		Low	High
Aluminum
2001			2004
First Quarter	1475.50	1663.00	First Quarter	1587.00	1731.75
Second Quarter	1448.70	1588.00	Second Quarter	1548.00	1810.50
Third Quarter	1333.75	1465.75	Third Quarter	1642.50	1861.50
Fourth Quarter	1253.75	1458.25	Fourth Quarter	1755.50	1969.00
2002			2005
First Quarter	1325.50	1424.75	First Quarter	1807.00	2032.75
Second Quarter	1327.75	1396.25	Second Quarter	1698.25	1977.50
Third Quarter	1280.25	1373.25	Third Quarter	1675.25	1912.00
Fourth Quarter	1281.25	1394.50	Fourth Quarter	1847.25	2287.25
2003			2006
First Quarter	1343.50	1437.25	First Quarter	2286.50	2638.50
Second Quarter	1311.00	1454.00	Second Quarter (through
Third Quarter	1368.50	1481.00	June 16, 2006)	2414.50	3188.00
Fourth Quarter	1415.50	1592.75
	Low	High		Low	High
Copper
2001			2004
First Quarter	1666.50	1843.00	First Quarter	2343.50	3073.00
Second Quarter	1556.25	1749.00	Second Quarter	2591.50	3100.00
Third Quarter	1414.75	1575.50	Third Quarter	2720.50	3077.50
Fourth Quarter	1321.75	1556.25	Fourth Quarter	2814.00	3244.00
2002			2005
First Quarter	1424.50	1635.50	First Quarter	3003.00	3422.00
Second Quarter	1551.00	1691.00	Second Quarter	3124.00	3553.00
Third Quarter	1442.25	1669.00	Third Quarter	3361.00	3944.00
Fourth Quarter	1438.00	1649.00	Fourth Quarter	3947.00	4624.50
2003			2006
First Quarter	1575.50	1734.50	First Quarter	4584.00	5466.00
Second Quarter	1560.00	1725.50	Second Quarter (through
Third Quarter	1640.50	1815.25	June 16, 2006)	5588.00	8796.00
Fourth Quarter	1789.00	2309.00

	Low	High		Low	High
Crude Oil
2001			2004
First Quarter	25.96	32.19	First Quarter	32.48	38.18
Second Quarter	25.56	29.98	Second Quarter	34.27	42.33
Third Quarter	21.81	28.81	Third Quarter	38.39	49.90
Fourth Quarter	17.45	23.34	Fourth Quarter	40.71	55.17
2002			2005
First Quarter	17.97	26.31	First Quarter	42.12	56.72
Second Quarter	23.47	29.36	Second Quarter	46.80	60.54
Third Quarter	26.07	30.77	Third Quarter	56.72	69.81
Fourth Quarter	25.19	32.72	Fourth Quarter	56.14	65.47
2003			2006
First Quarter	26.91	37.83	First Quarter	57.65	68.35
Second Quarter	25.24	32.36	Second Quarter (through
Third Quarter	26.96	32.39	June 16, 2006)	66.23	75.17
Fourth Quarter	28.47	33.71
	Low	High		Low	High
Gold
2001			2004
First Quarter	255.10	272.30	First Quarter	392.70	427.30
Second Quarter	255.60	287.80	Second Quarter	374.90	427.80
Third Quarter	264.60	293.30	Third Quarter	387.00	418.70
Fourth Quarter	272.20	292.40	Fourth Quarter	413.20	456.00
2002			2005
First Quarter	278.40	303.50	First Quarter	412.60	446.80
Second Quarter	298.80	327.80	Second Quarter	415.30	441.70
Third Quarter	302.40	326.00	Third Quarter	420.20	472.30
Fourth Quarter	310.70	349.20	Fourth Quarter	457.90	528.40
2003			2006
First Quarter	326.10	379.00	First Quarter	527.80	586.70
Second Quarter	321.50	372.20	Second Quarter (through
Third Quarter	342.20	387.50	June 16, 2006)	562.30	721.50
Fourth Quarter	369.20	417.20

	Low	High		Low	High
Heating Oil
2001			2004
First Quarter	67.82	87.93	First Quarter	86.45	103.84
Second Quarter	67.43	83.28	Second Quarter	84.72	106.41
Third Quarter	61.06	83.27	Third Quarter	106.06	139.17
Fourth Quarter	49.99	66.76	Fourth Quarter	121.08	159.44
2002			2005
First Quarter	50.91	67.14	First Quarter	119.22	165.76
Second Quarter	60.05	71.68	Second Quarter	135.03	167.61
Third Quarter	65.85	80.70	Third Quarter	156.89	219.85
Fourth Quarter	67.25	90.91	Fourth Quarter	160.97	208.09
2003			2006
First Quarter	73.49	125.59	First Quarter	160.75	188.43
Second Quarter	67.78	80.08	Second Quarter (through
Third Quarter	69.89	85.45	June 16, 2006)	185.58	209.64
Fourth Quarter	77.28	96.42
	Low	High		Low	High
Lead
2001			2004
First Quarter	464.75	521.75	First Quarter	727.50	946.00
Second Quarter	440.00	488.00	Second Quarter	706.00	893.00
Third Quarter	433.50	507.00	Third Quarter	866.00	974.00
Fourth Quarter	446.50	511.50	Fourth Quarter	875.50	1036.00
2002			2005
First Quarter	473.50	532.00	First Quarter	928.50	1018.50
Second Quarter	439.00	488.25	Second Quarter	895.00	1013.00
Third Quarter	406.00	459.75	Third Quarter	825.50	1000.00
Fourth Quarter	406.50	471.50	Fourth Quarter	963.50	1138.50
2003			2006
First Quarter	433.00	489.75	First Quarter	1101.00	1438.00
Second Quarter	432.00	487.00	Second Quarter (through
Third Quarter	470.00	545.00	June 16, 2006)	935.00	1305.50
Fourth Quarter	544.75	735.50

	Low	High		Low	High
Natural Gas
2001			2004
First Quarter	4.911	9.819	First Quarter	5.077	7.287
Second Quarter	3.096	5.559	Second Quarter	5.509	6.705
Third Quarter	1.830	3.468	Third Quarter	4.570	6.911
Fourth Quarter	2.208	3.291	Fourth Quarter	6.149	8.752
2002			2005
First Quarter	1.908	3.472	First Quarter	5.790	7.653
Second Quarter	3.057	3.855	Second Quarter	6.123	7.749
Third Quarter	2.660	4.138	Third Quarter	7.171	14.196
Fourth Quarter	3.724	5.341	Fourth Quarter	11.022	15.378
2003			2006
First Quarter	4.935	9.577	First Quarter	6.547	10.626
Second Quarter	4.919	6.521	Second Quarter (through
Third Quarter	4.430	5.520	June 16, 2006)	5.925	8.192
Fourth Quarter	4.459	7.221
	Low	High		Low	High
Nickel
2001			2004
First Quarter	5865.00	7320.00	First Quarter	12750.00	17197.00
Second Quarter	6020.00	7440.00	Second Quarter	10613.00	15330.00
Third Quarter	4830.00	6110.00	Third Quarter	12115.00	16590.00
Fourth Quarter	4350.00	6097.00	Fourth Quarter	12475.00	17030.00
2002			2005
First Quarter	5620.00	6745.00	First Quarter	14085.00	16620.00
Second Quarter	6438.00	7262.50	Second Quarter	14700.00	17810.00
Third Quarter	6363.00	7685.00	Third Quarter	13170.00	15560.00
Fourth Quarter	6407.00	7534.00	Fourth Quarter	11515.00	14215.00
2003			2006
First Quarter	7422.00	9100.00	First Quarter	13806.00	15653.00
Second Quarter	7791.00	9444.00	Second Quarter (through
Third Quarter	8337.00	10320.00	June 16, 2006)	15780.00	23900.00
Fourth Quarter	10132.00	16597.00

	Low	High
RBOB Gasoline
2005
Fourth Quarter (beginning October 3, 2005)	148.061	88.880
2006
First Quarter	143.100	208.050
Second Quarter (through June 16, 2006)	205.120	248.950
	Low	High		Low	High
Zinc
2001			2004
First Quarter	982.50	1057.50	First Quarter	1001.25	1140.50
Second Quarter	879.00	990.00	Second Quarter	957.00	1126.75
Third Quarter	775.50	877.50	Third Quarter	944.50	1096.75
Fourth Quarter	740.50	802.50	Fourth Quarter	1007.00	1253.00
2002			2005
First Quarter	757.00	834.25	First Quarter	1168.00	1423.00
Second Quarter	746.75	837.50	Second Quarter	1214.25	1359.50
Third Quarter	724.00	823.50	Third Quarter	1176.50	1444.50
Fourth Quarter	739.00	824.50	Fourth Quarter	1404.25	1902.00
2003			2006
First Quarter	761.50	816.25	First Quarter	1915.00	2678.50
Second Quarter	745.25	802.75	Second Quarter (through
Third Quarter	791.25	863.25	June 16, 2006)	2687.50	3903.00
Fourth Quarter	831.25	1008.00

	Low	High		Low	High
GSCI® Agriculture
Excess Return Index
2001			2004
First Quarter	78.0500	92.8400	First Quarter	81.0600	91.9000
Second Quarter	74.0500	81.1000	Second Quarter	73.2920	90.9200
Third Quarter	70.2900	81.5600	Third Quarter	63.3186	73.8438
Fourth Quarter	68.0900	71.7800	Fourth Quarter	60.8958	64.0775
2002			2005
First Quarter	65.8500	72.3200	First Quarter	60.0595	71.2753
Second Quarter	63.7900	71.5100	Second Quarter	61.2595	67.0478
Third Quarter	72.1300	86.9000	Third Quarter	58.4926	67.2715
Fourth Quarter	75.5300	83.7000	Fourth Quarter	56.8617	62.5634
2003			2006
First Quarter	71.8500	78.4600	First Quarter	61.4376	67.5117
Second Quarter	71.2600	77.9900	Second Quarter (through
Third Quarter	70.4200	77.0600	June 16, 2006)	60.5374	67.0173
Fourth Quarter	73.8500	83.1700
	Low	High		Low	High
GSCI® Livestock
Excess Return Index
2001			2004
First Quarter	396.44	430.75	First Quarter	338.83	384.89
Second Quarter	400.63	433.61	Second Quarter	378.24	430.59
Third Quarter	388.92	432.65	Third Quarter	395.36	431.35
Fourth Quarter	353.41	402.04	Fourth Quarter	402.92	427.38
2002			2005
First Quarter	348.92	387.97	First Quarter	407.97	432.03
Second Quarter	299.94	354.02	Second Quarter	375.82	424.03
Third Quarter	297.04	326.24	Third Quarter	372.53	411.24
Fourth Quarter	309.61	347.13	Fourth Quarter	402.48	426.05
2003			2006
First Quarter	309.84	348.66	First Quarter	344.29	417.14
Second Quarter	309.77	342.23	Second Quarter (through
Third Quarter	330.81	385.15	June 16, 2006)	337.91	381.34
Fourth Quarter	337.35	414.36

Historical basket values

        The following table sets forth for each quarter from October 3, 2005, the day the RBOB Gasoline component first began trading, through June 16, 2006, the hypothetical low, high and end-of-quarter levels of the basket, assuming that the basket was weighted in the same manner as described in this pricing supplement. We obtained the closing levels of the commodities and commodity indices from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The historical levels of the basket should not be taken as an indication of future performance, and no assurance can be given as to the final basket level. We cannot assure you that the performance of the basket will allow you to receive more than the principal amount of your initial investment.

	Low	High	Close
2005
Fourth Quarter (beginning October 3, 2005)	0.9136	1.0219	0.9658
2006
First Quarter	0.9108	1.0029	0.9612
Second Quarter (through June 16, 2006)	0.9573	1.1015	1.0000

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations to U.S. holders (as described below) and certain U.S. federal income tax considerations to non-U.S. holders (as described below) relating to the purchase, ownership and disposition of the securities. This discussion is limited to holders of securities who purchase the securities in connection with their original issue from us at the "issue price" of the securities (as described below) and who hold the securities as capital assets.

        This discussion does not contain a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the securities. In particular, this discussion does not address all tax considerations that may be important to you in light of your particular circumstances (such as the alternative minimum tax provisions) or under certain special rules. Special rules may apply, for instance, to certain financial institutions, insurance companies, tax-exempt organizations, U.S. holders whose functional currency for U.S. federal income tax purposes is not the United States dollar, dealers in securities, persons who hold securities as part of a hedge, conversion or constructive sale transaction, or straddle or other integrated or risk reduction transaction, or persons who have ceased to be United States citizens or to be taxed as resident aliens. In addition, the discussion does not apply to holders of securities that are partnerships. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction.

        This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax results described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the securities.

        PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, CONVERTING OR OTHERWISE DISPOSING OF THE SECURITIES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

        As used herein, the term "U.S. holder" means a beneficial owner of a security or our common stock that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        As used herein, the term "Non-U.S. holder" means a beneficial owner of a security that is, for U.S. federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation; or

  •
  a nonresident alien fiduciary of a foreign estate or trust.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. tax purposes) is a beneficial owner of the securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of securities that is a partnership and partners in such partnership should consult their own tax advisors about the U.S. federal income tax consequences of holding and disposing of the securities.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY US FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

U.S. Holders

        Classification of the securities.    By acquiring the securities, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary), for U.S. federal income tax purposes, to treat the securities as indebtedness that is subject to the regulations governing contingent payment debt instruments (the Contingent Debt Regulations) in the manner described below. The remainder of this discussion assumes that the securities will be so treated and does not address any possible differing treatments of the securities. However, no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the securities. Holders should consult their tax advisors concerning the tax treatment of holding the securities.

        Accrual of Interest.    Under the Contingent Debt Regulations, actual cash payments on the securities, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

  •
  require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the securities;

  •
  require you to accrue original issue discount at the comparable yield (as described below); and

  •
  generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, repurchase, or redemption of the securities.

        You will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities, that equals:

  •
  the product of (i) the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period and (ii) the comparable yield to maturity (as defined below) of the securities, adjusted for the length of the accrual period;

  •
  divided by the number of days in the accrual period; and

  •
  multiplied by the number of days during the accrual period that you held the securities.

        The "issue price" of a security will be the first price at which a substantial amount of the securities is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a security will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the projected amounts of any payments previously made with respect to the securities (although, as indicated below, no amount is (for federal income tax purposes) projected to be paid prior to the Maturity Date).

        Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the securities. We have determined the comparable yield of the securities based on the rate, as of the initial issue date, at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the securities. Accordingly, we have determined that the comparable yield is an annual rate of 5.06%, compounded semi-annually.

        We are required to furnish to you the comparable yield and, solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments (generally the redemption amount in excess of par paid upon the Maturity Date). For purposes of this determination—and only for purposes of this determination, which is required for federal income tax purposes—we have assumed that the securities will not be called and will be held until the Maturity Date. Accordingly, the projected payment schedule attached as Exhibit A indicates that you will receive no interest until the Maturity Date, at which time the projected payment amount includes $2,167,908 of interest. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals (and the adjustments thereto described below) in respect of the securities, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.

        The comparable yield and the projected payment schedule are provided solely for the U.S. federal income tax treatment of the securities and do not constitute a projection or representation regarding the actual amount of the payments on a security.

        Adjustments to Interest Accruals on the securities.    If the actual contingent payment received on the Maturity Date differs from the projected payment, adjustments will be made for the difference. If such payment exceeds the projected payment, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount in such taxable year. If, however, such payment is less than the amount of projected payment, you will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will:

  •
  first, reduce the amount of original issue discount required to be accrued in the current year;

  •
  second, any negative adjustment that exceeds the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the securities; and

  •
  third, any excess negative adjustment will reduce the amount realized on a sale, exchange, or redemption of the securities.

        A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

        Sale, Exchange, or Redemption.    Upon the sale, exchange, or redemption of a security, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the security. Any gain on a security generally will be treated as ordinary income. Loss from the disposition of a security will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the securities. Any loss in excess of that amount will be treated as capital loss, which generally will be long-term if the securities were held for more than one year. The deductibility of net capital losses by individuals and corporations are subject to limitations.

        Special rules apply in determining the tax basis of a security. Your basis in a security is generally your original purchase price for the security increased by original issue discount (before taking into account any adjustments) you previously accrued on the securities, and reduced by the projected amount of any payments previously scheduled to be made (without regard to the actual amount paid).

Non-U.S. Holders

        Withholding Tax on Payments on Securities.    The payment of principal and interest (including amounts taken into income under the accrual rules described above under "—U.S. Holders") on a security by us or any paying agent of ours to you will not be subject to the 30% U.S. federal withholding tax, provided that:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our common stock;

  •
  you are not a controlled foreign corporation that is related to us within the meaning of the Code; and

  •
  you comply with applicable certification requirements.

        Except to the extent otherwise provided under an applicable tax treaty, you generally will be taxed in the same manner as a U.S. holder with respect to interest and original issue discount on a security if such amounts are effectively connected with a U.S. trade or business of yours. Effectively connected interest and original issue discount received by a Non-U.S. holder which is a foreign corporation may also be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments. Such effectively connected amounts will not be subject to withholding tax if the holder delivers a Form W-8ECI to the payor.

Backup Withholding and Information Reporting

        Payments of interest or the proceeds of the sale or other disposition of, the securities may be subject to information reporting and U.S. federal backup withholding tax if the recipient of such payment fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Internal Revenue Code of 1986, or the Code, impose certain requirements on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans or other arrangements described in Section 4975(e)(1) of the Code subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment in the entity (we refer to the foregoing collectively as Plans) and (d) persons who are fiduciaries with respect to Plans. In addition, although governmental plans and certain church plans are not subject to Section 406 of ERISA or Section 4975 of the Code, certain governmental plans may be subject to other laws that are substantially similar to those provisions ("Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). There can be no assurance that any of these class exemptions (or any other exemption) will be available with respect to transactions involving the securities.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a governmental plan subject to Similar Law; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law by reason of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or a similar exemption from a Similar Law prohibition.

        Fiduciaries of any Plans (and any governmental plans subject to Similar Law) should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

        Under the terms and subject to the conditions contained in a distribution agreement dated February 24, 2006, as supplemented by a terms agreement dated                         , 2006, which we refer to collectively as the distribution agreement, we have agreed to sell $                    principal amount of securities to Credit Suisse Securities (USA) LLC.

        The distribution agreement provides that Credit Suisse Securities (USA) LLC is obligated to purchase all of the securities if any are purchased.

        Credit Suisse Securities (USA) LLC proposes to offer the securities at the offering price and will receive the underwriting discounts and commissions set forth on the cover page of this pricing supplement. Credit Suisse Securities (USA) LLC may allow the same discount on the principal amount per security on sales of such securities of other brokers/dealers. If all of the securities are not sold at the initial offering price, Credit Suisse Securities (USA) may change the public offering price and other selling terms.

        We estimate that our out-of-pocket expenses for this offering will be approximately $2,000.

        The securities are a new issue of securities with no established trading market. Credit Suisse Securities (USA) LLC intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this pricing supplement, together with the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the securities and may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities.

        Credit Suisse Securities (USA) LLC, the underwriter, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the NASD, Inc. Conduct Rules.

        We have agreed to indemnify Credit Suisse Securities (USA) LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse Securities (USA) LLC may be required to make in that respect.

        In connection with the offering, Credit Suisse Securities (USA) LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by Credit Suisse Securities (USA) LLC in excess of the principal amount of securities Credit Suisse Securities (USA) LLC is obligated to purchase, which creates a short position. Credit Suisse Securities (USA) LLC will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        The securities may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse Securities (USA) LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us except as set forth in the distribution agreement.

INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports and other information with the SEC. For information on the documents we incorporate by reference in this pricing supplement and the accompanying prospectus, we refer you to "Where You Can Find More Information" on page 2 of the accompanying prospectus.

        In addition to the documents listed in the accompanying prospectus, we incorporate by reference in this pricing supplement and the accompanying prospectus supplement and prospectus the following documents and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this pricing supplement until the offering of the securities is completed:

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  Our Annual Report of Form 10-K for the year ended December 31, 2005, filed on March 20, 2006;

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  Our Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on May 11, 2006; and

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  Our Current Reports on Form 8-K filed on January 17, 2006, February 13, 2006, February 22, 2006, February 24, 2006, and March 20, 2006.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 21, 2006

Credit Suisse (USA), Inc.

Medium-Term Notes

Due Nine Months or More from Date of Issue

        We may offer from time to time our medium-term notes. Each note will mature on a date nine months or more from its date of original issuance.

        The notes will bear interest at either a fixed or a floating rate. Interest will be paid on the dates stated in the applicable pricing supplement.

        The notes may be either callable by us or puttable by you, if specified in the applicable pricing supplement.

        The specific terms of each note offered will be described in the applicable pricing supplement, and the terms may differ from those described in this prospectus supplement.

        Investing in the notes may involve risk. See "Foreign Currency Risks" on page 34 of the accompanying prospectus, "Business—Certain Factors that May Affect Our Results of Operations" in our Annual Report on Form 10-K, which is incorporated by reference and any additional risk factors we describe in future filings we make with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended.

        Unless otherwise provided in the applicable pricing supplement, we will sell the notes to the public at 100% of their principal amount. We will receive between 99.875% and 99.250% of the proceeds from the sale of the notes, after paying the agents' commissions or discounts of between 0.125% and 0.750%; provided that, commissions with respect to notes with a stated maturity of more than thirty years from date of issue will be negotiated at the time of sale.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse
The date of this prospectus supplement is February 24, 2006.

DESCRIPTION OF NOTES

General

        The notes will be direct, unsecured and unsubordinated obligations of Credit Suisse (USA), Inc. The following description of the particular terms of the notes offered by this prospectus supplement (referred to in the accompanying prospectus as the debt securities, the senior debt securities or the notes) supplements the description of the general terms and provisions of the senior debt securities set forth in the accompanying prospectus, which description you should also read. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description. Unless we specify otherwise in the applicable pricing supplement, the notes will have the terms described below.

        We will issue the notes under an indenture dated as of June 1, 2001 between us and JPMorgan Chase Bank, N.A., as trustee. The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms.

        We will use this prospectus supplement and any pricing supplement in connection with the offer and sale from time to time of the notes.

        The pricing supplement relating to a note will describe the following terms:

  •
  the currency or currency unit in which the note is denominated and, if different, the currency or currency unit in which payments of principal and interest on the note will be made (and, if the specified currency is other than U.S. dollars, any other terms relating to that foreign currency denominated note and the specified currency);

  •
  whether the note bears a fixed rate of interest or bears a floating rate of interest (including whether the note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described in the accompanying prospectus));

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  the issue price;

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  the issue date;

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  the maturity date, and whether we can extend the maturity of a note;

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  if the note is a fixed rate note, the interest rate and interest payment dates;

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  if the note is a floating rate note, the interest rate basis (or bases), the initial interest rate, the interest reset dates, the interest reset period, the interest payment dates, the index maturity, if any, the spread and/or spread multiplier, if any (each as defined in the accompanying prospectus), the maximum interest rate and minimum interest rate, if any; the index currency, if any, and any other terms relating to the particular method of calculating the interest rate for that note;

  •
  if the note is an indexed note (as defined in the accompanying prospectus), the terms relating to the particular note;

  •
  if the note is a dual currency note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is a renewable note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is a short-term note (as defined in the accompanying prospectus), the terms relating to the particular note;

  •
  if the note is an amortizing note (as defined in the accompanying prospectus), the amortization schedule and any other terms relating to the particular note;

  •
  whether the note is an original issue discount note (as defined in the accompanying prospectus);

  •
  whether the note may be redeemed at our option, or repaid at the option of the holder, prior to its stated maturity as described under "Description of Debt Securities—Redemption at Our Option" and "Description of Debt Securities—Repayment at the Noteholders' Option; Repurchase" in the accompanying prospectus and, if so, the provisions relating to redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment;

  •
  whether we may be required to pay "additional amounts" in respect of payments on the notes as described under "Description of Debt Securities—Payment of Additional Amounts" in the accompanying prospectus and whether the note may be redeemed at our option as described under "Description of Debt Securities—Tax Redemption" in the accompanying prospectus;

  •
  any relevant tax consequences associated with the terms of the notes which have not been described under "Certain United States Federal Income Tax Considerations" or "European Union Directive on Taxation of Certain Interest Payments" in the accompanying prospectus; and

  •
  any other terms not inconsistent with the provisions of the indenture.

        Subject to the additional restrictions described under "Special Provisions Relating to Foreign Currency Denominated Debt Securities" in the accompanying prospectus, each note will mature on a day, nine months or more from the date of issue, as specified in the applicable pricing supplement, selected by the initial purchaser and agreed to by us. Except as may be provided in the applicable pricing supplement and except for indexed notes, all notes will mature at par.

        We are offering the notes on a continuing basis, in denominations of $2,000 and any integral multiples of $1,000 in excess thereof unless otherwise specified in the applicable pricing supplement, except that notes in specified currencies other than U.S. dollars will be issued in the denominations set forth in the applicable pricing supplement. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities" in the accompanying prospectus. The interest rates we will offer to pay with respect to the notes may differ depending upon, among other things, the aggregate principal amount of the notes purchased in any single transaction.

Interest and Interest Rates

        Unless otherwise specified in the applicable pricing supplement, each note will bear interest at either:

  •
  a fixed rate specified in the applicable pricing supplement; or

  •
  a floating rate specified in the applicable pricing supplement determined by reference to an interest rate basis, which may be adjusted by a spread and/or spread multiplier. Any floating rate note may also have either or both of the following:

  •
  a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

  •
  a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any interest period.

        In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Other Provisions; Addenda

        Any provisions with respect to notes, including the determination of an interest rate basis, the specification of interest rates bases, calculation of the interest rate applicable to a floating rate note, interest payment dates or any other matter relating thereto may be modified by the terms specified under "Other Provisions" on the face of the note in an addendum relating thereto, if so specified on the face thereof and in the applicable pricing supplement.

Book-Entry, Delivery and Form

        We will issue the notes in the form of one or more fully registered global certificates, or global notes. Unless we state otherwise in the applicable pricing supplement, we will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except under the circumstances described in the accompanying prospectus under the caption "Description of Debt Securities—Book-Entry System", book-entry notes will not be exchangeable for certificated notes and will not otherwise be issuable as certificated notes.

        Unless we state otherwise in an applicable pricing supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        For a further description of procedures regarding global securities representing book-entry notes, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus.

PLAN OF DISTRIBUTION

        Under the terms of the distribution agreement dated February 24, 2006, we are offering the notes on a continuing basis through Credit Suisse Securities (USA) LLC, which we refer to as the Agent, which has agreed to use its reasonable efforts to solicit purchases of the notes. Except as otherwise agreed by us and the Agent with respect to a particular note, we will pay the Agent a commission ranging from 0.125% to 0.750% of the principal amount of each note, depending on its maturity, sold through the Agent. We will have the sole right to accept offers to purchase notes and may reject any offer in whole or in part. The Agent shall have the right, in its sole discretion, to reject any offer to purchase notes received by it, in whole or in part, that it reasonably considers to be unacceptable.

        We also may sell notes to the Agent, acting as principal, at a discount or concession to be agreed upon at the time of sale, for resale to one or more investors or other purchasers at a fixed offering price or at varying prices related to prevailing market prices at the time of such resale or otherwise, as determined by the Agent and specified in the applicable pricing supplement. The Agent may offer the notes it has purchased as principal to other dealers. The Agent may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by the Agent from us. Unless otherwise indicated in the applicable pricing supplement, any note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price, concession and discount may be changed.

        We may also sell notes directly to investors (other than broker-dealers) in those jurisdictions in which we are permitted to do so. We will not pay any commission on any notes we sell directly.

        We may appoint, from time to time, one or more additional agents with respect to particular notes or with respect to the notes in general, acting either as agent or principal, on substantially the same terms as those applicable to sales of notes to or through Credit Suisse Securities (USA) LLC pursuant to the distribution agreement.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Each purchaser of a note will arrange for payment as instructed by the Agent. The Agent is required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.

        We estimate that the total expenses for the offering, excluding underwriting commissions, discounts and SEC registration fees (which are deferred in accordance with Rules 456(b) and 457(r)) will be approximately $560,500.

        The Agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the Agent against liabilities under the Securities Act, or contribute to payment which the Agent may be required to make in that respect. We have also agreed to reimburse the Agent for certain expenses.

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States. We have been advised that Credit Suisse Securities (USA) LLC intends to make a market in the notes, as permitted by applicable laws and regulation. Credit Suisse Securities (USA) LLC is not obligated to do so, however, and may discontinue making a market at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus supplement, together with the accompanying prospectus and applicable pricing supplement, in connection with offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, at its sole discretion. Credit Suisse Securities (USA) LLC, one of our wholly-owned subsidiaries, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the National Association of Securities Dealers, Inc. Conduct Rules.

        No action has been or will be taken by us or the Agent that would permit a public offering of the notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any pricing supplement in any jurisdiction other than the United States except in accordance with the distribution agreement.

        Concurrently with the offering of the notes through the Agent as described in this prospectus supplement, we may issue other securities from time to time as described in the accompanying prospectus.

        The Agent and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

Credit Suisse (USA), Inc.

Debt Securities

Warrants

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

        Unless we state otherwise in an accompanying prospectus supplement or an applicable pricing supplement, we will not list any of these securities on any securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement or applicable pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this prospectus is February 21, 2006.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any applicable pricing supplement (collectively, a "supplement") may also add, update or change information contained in this prospectus. In addition, we may include a description of the risks related to an investment in the securities described in an applicable supplement. Before making an investment decision, you should read both this prospectus and any supplement together with the additional information described under the heading "Where You Can Find More Information".

CREDIT SUISSE (USA), INC.

        We are a leading integrated investment bank serving institutional, corporate, government and high-net-worth clients. We provide our clients with a broad range of products and services that include securities underwriting, sales and trading, financial advisory services, alternative investments, full-service brokerage services, derivatives and risk management products, asset management and investment research. We are an indirect wholly owned subsidiary, and part of the banking businesses, of Credit Suisse Group, or CSG. CSG is a global financial services company providing a comprehensive range of banking, investment banking, asset management and insurance products and services. Our principal subsidiary is Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC), CSG's principal U.S. registered broker-dealer subsidiary. Effective January 16, 2006, we changed our name from Credit Suisse First Boston (USA), Inc. to Credit Suisse (USA), Inc.

        Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010, and our telephone number is (212) 325-2000.

        In this prospectus and any applicable supplement, unless otherwise specified or the context otherwise requires, references to "we", "us", "our" and "ours" are to Credit Suisse (USA), Inc. and its consolidated subsidiaries, and references to "dollars" and "$" are to United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C., at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        The SEC allows us to "incorporate by reference" in this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC and which is incorporated by reference will automatically update and supersede information contained in this prospectus or in documents filed earlier with the SEC. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. However, we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 17, 2005, which we refer to as the 2004 Form 10-K;

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  Our Quarterly Report on Form 10-Q for the periods ended March 31, 2005, filed on May 11, 2005, June 30, 2005, filed on August 9, 2005, and September 30, 2005, filed on November 8, 2005; and

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  Our Current Reports on Form 8-K filed on February 18, 2005, April 20, 2005, May 4, 2005, May 24, 2005, June 29, 2005, August 3, 2005, August 12, 2005, November 2, 2005, January 17, 2006 and February 13, 2006.

        You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Credit Suisse (USA), Inc.
Eleven Madison Avenue
New York, New York 10010
Attention: Corporate Secretary
(212) 325-2000

        You should rely only on the information incorporated by reference or provided in this prospectus or any applicable supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any applicable supplement is accurate as of any date other than the date on the front of these documents.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part that include a copy of the senior indenture and the form of subordinated indenture. You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "intends", "plans", "estimates" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements, including those described in this prospectus and any supplement and the information incorporated by reference in this prospectus. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus except as otherwise required by applicable law.

USE OF PROCEEDS

        Unless we tell you otherwise in a supplement, we will use the net proceeds from the sale of these securities for general corporate purposes, including refinancing existing indebtedness or rationalizing our debt capital structure. We may also invest the net proceeds temporarily in short-term securities.

DESCRIPTION OF DEBT SECURITIES

        We may issue either senior debt securities or subordinated debt securities. Senior debt securities and subordinated debt securities will be issued in one or more series under either the senior indenture or the subordinated indenture, as the case may be, between us and JPMorgan Chase Bank, N.A., as trustee. In the following discussion, we sometimes refer to the two indentures as the "indentures".

        This prospectus briefly outlines the provisions of the indentures. A copy of the senior indenture and the form of the subordinated indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. The indentures are substantially identical except for the subordination provision described below.

        We are a holding company and depend upon the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of our debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, the Exchange Act and the New York Stock Exchange impose net capital requirements on some of our subsidiaries which limit their ability to pay dividends and make loans and advances to us.

        In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions.

Issuances in Series

        The indentures do not limit the amount of debt we may issue. We may issue the debt securities in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. The debt securities will not be secured by any of our property or assets.

        The applicable supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following (to the extent not otherwise described in this prospectus):

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  whether the debt securities are senior or subordinated;

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  the total principal amount of the debt securities;

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  the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. We refer you to "Certain United States Federal Income Tax Considerations" for a description of the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities (securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance);

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  the date or dates on which principal will be payable and whether the debt securities will be payable on demand by the holders on any date;

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  the manner in which we will calculate payments of principal, premium or interest and whether any payment will be fixed or based on an index or formula or the value of another security, commodity or other asset, including, but not limited to, the following:

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  whether the debt security bears a fixed rate of interest or bears a floating rate of interest, including whether the debt security is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described below);

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    if the debt security is an indexed note (as defined below) the terms relating to the particular series of debt securities;

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    if the debt security is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular series of debt securities;

  •
  the interest payment dates;

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  optional or mandatory redemption terms;

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  authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

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  the terms on which holders of the debt securities may or are required to convert or exchange these securities into or for our securities or securities of another entity and any specific terms relating to the conversion or exchange feature;

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  the currency or currency unit in which the debt securities will be denominated and, if different, the currency or currency unit in which payments of principal, premium or interest will be payable (and, if the specified currency is other than U.S. dollars, any other terms relating to that foreign currency denominated debt security and the specified currency);

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  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

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  information describing any book-entry features;

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  whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

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  the names and duties of any co-trustees, depositories, authenticating agents, paying agents, transfer agents or registrars for any series; and

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  any other terms consistent with the above.

Interest and Interest Rates

        Each series of debt securities that bears interest will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for, at the fixed or floating rate specified in the series of debt securities, until the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes (as defined below) and except for a series of debt securities issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. In the event that the maturity date of any series of debt securities or any date fixed for redemption or repayment of any series of debt securities is not a business day, principal and interest payable at maturity or upon redemption or repayment will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due. We will not pay any additional interest as a result of the delay in payment except as otherwise provided under "—Payment of Additional Amounts". Unless otherwise indicated in the applicable supplement, interest payments in respect of a series of debt securities will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable series of debt securities) to but excluding the related interest payment date or the maturity date, as the case may be.

        Interest will be payable to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

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  if we fail to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the debt security is registered at the close of business on the record date we will establish for the payment of defaulted interest; and

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  interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

        The first payment of interest on any series of debt securities originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.

  Fixed Rate Notes

        Each fixed rate debt security, which we refer to as a fixed rate note, will bear interest at the annual rate specified in the applicable supplement. The interest payment dates for fixed rate notes will be specified in the applicable supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date unless otherwise specified in the applicable supplement. Unless otherwise specified in the applicable supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. We will not pay any additional interest as a result of the delay in payment.

  Floating Rate Notes

        Unless otherwise specified in an applicable supplement, floating rate debt securities, which we refer to as floating rate notes, will be issued as described below. Each applicable supplement will specify certain terms with respect to which such floating rate note is being delivered, including:

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  whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note (if not specified, the floating rate note will be a regular floating rate note);

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  the interest rate basis or bases;

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  initial interest rate;

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  interest reset dates;

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  interest reset period;

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  interest payment dates;

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  index maturity, if any;

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  maximum interest rate and minimum interest rate, if any;

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  the spread and/or spread multiplier, if any; and

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  if one or more of the specified interest rate bases is LIBOR, the index currency, if any, as described below.

        Unless otherwise specified in the applicable supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

        The interest rate borne by the floating rate notes will be determined as follows:

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  Unless a floating rate note is a floating rate/fixed rate note or an inverse floating rate note, the floating rate note will be a regular floating rate note and, except as described below or in an applicable supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

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  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

  •
  If a floating rate note is a floating rate/fixed rate note, then, except as described below or in an applicable supplement, the floating rate/fixed rate note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

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  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:

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    the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

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    the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable supplement) to the maturity date will be the fixed interest rate specified in the applicable supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

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  If a floating rate note is an inverse floating rate note, then, except as described below or in an applicable supplement, the inverse floating rate note will bear interest equal to the fixed interest rate specified in the applicable supplement:

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  minus the rate determined by reference to the interest rate basis or bases;

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  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        Unless otherwise provided in the applicable supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable supplement, the interest rate in effect on each day will be:

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  if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date; or

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  if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

        Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:

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  the CD rate;

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  the Commercial Paper rate;

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  the Federal Funds rate/Federal Funds open rate;

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  LIBOR;

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  the Prime rate;

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  the Treasury rate; or

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  any other interest rate basis or interest rate formula described in the applicable supplement.

        The "spread" is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The "spread multiplier" is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated.

        Each applicable supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified interest reset period and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable supplement, the interest reset date will be, in the case of floating rate notes which reset:

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  daily, each business day;

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  weekly, a business day that occurs in each week as specified in the applicable supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

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  monthly, a business day that occurs in each month as specified in the applicable supplement;

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  quarterly, a business day that occurs in each third month as specified in the applicable supplement;

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  semi-annually, a business day that occurs in each of two months of each year as specified in the applicable supplement; and

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  annually, a business day that occurs in one month of each year as specified in the applicable supplement.

        If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

        The term "business day" means, unless otherwise specified in the applicable supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable series of debt securities and:

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  with respect to LIBOR notes, "business day" will also require a London business day;

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  with respect to any series of debt securities denominated in euros, "business day" will also require a day on which the TransEuropean Real-Time Gross Settlement Express Transfer (TARGET) System is in place; and

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  with respect to any series of debt securities denominated in a specified currency other than U.S. dollars or euros, "business day" will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency.

        "London business day" means a day that is both a business day and a day on which dealings in deposits in any currency specified in the applicable supplement are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

        Except as provided below or in an applicable supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:

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  daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable supplement;

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  quarterly, on a business day that occurs in each third month as specified in the applicable supplement;

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  semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable supplement; and

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  annually, on a business day that occurs in one month of each year as specified in the applicable supplement.

        If any interest payment date for any floating rate note would otherwise be a day that is not a business day, that interest payment date will be the next succeeding day that is a business day, and we will not pay any additional interest as a result of the delay in payment, except that if a floating rate note is a LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

        All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. Unless otherwise specified in the applicable supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes for which the interest rate basis is the CD rate, the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate, LIBOR or the Prime rate, or by the actual number of days in the year in the case of floating rate notes for which the interest rate basis is the

Treasury rate. The accrued interest factor for floating rate notes for which the interest rate may be calculated with reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable supplement.

        The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the interest determination date. Unless otherwise specified in the applicable supplement, the interest determination date with respect to the CD rate, the Commercial Paper rate, the Federal Funds rate and the Prime rate will be the second business day preceding each interest reset date for the related floating rate note; and the interest determination date with respect to LIBOR will be the second London business day preceding each interest reset date. With respect to the Treasury rate, unless otherwise specified in an applicable supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable supplement.

        Unless otherwise provided for in the applicable supplement, JPMorgan Chase Bank, N.A. will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify us, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The trustee will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such floating rate note. Unless otherwise specified in the applicable supplement, the "calculation date", where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

        Unless otherwise specified in the applicable supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:

        CD Rate Notes.    CD rate debt securities, which we refer to as CD rate notes, will bear interest at the interest rate (calculated with reference to the CD rate and the spread and/or spread multiplier, if any) specified in the CD rate notes and in the applicable supplement.

        Unless otherwise specified in the applicable supplement, "CD rate" means, with respect to any interest determination date relating to a CD rate note, the rate on the date for negotiable certificates of deposit having the index maturity designated in the applicable supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" under the heading "CDs (secondary market)", or any successor publication or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the CD rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated in the applicable supplement as published by the Federal Reserve Bank of New York in its daily update of H.15 available through the world-wide web site of the Board of Governors of the Federal Reserve System at "http://www.federalreserve.gov/releases/H15/ update" or any successor site or publication of the Board of Governors under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to an interest determination date, the calculation agent will calculate the CD rate on that interest determination date, which will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated in the applicable supplement in an amount that is representative for a single transaction in that market at that time as quoted by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting as set forth above, the CD rate with respect to such interest determination date will be the same as the CD rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest shall be the initial interest rate).

        Commercial Paper Rate Notes.    Commercial Paper rate debt securities, which we refer to as Commercial Paper rate notes, will bear interest at the interest rate (calculated with reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable supplement.

        Unless otherwise specified in the applicable supplement, "Commercial Paper rate" means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable supplement, as published in H.15(519), under the heading "Commercial Paper—Non-financial". In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading "Commercial Paper—Non-financial" (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date the rate is not yet available in either H.15(519) or H.15 daily update, then the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected by the calculation agent; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Money market yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield	=	D×360 360-(D×M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

        Federal Funds Rate Notes/Federal Funds Open Rate Notes.    Federal Funds rate debt securities, which we refer to as Federal Funds rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable supplement. Federal Funds open rate debt securities, which we refer to as Federal Funds open rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds open rate and the spread and/or spread multiplier, if any) specified in the Federal Funds open rate notes and in the applicable supplement.

        Unless otherwise specified in the applicable supplement, the "Federal Funds rate" means, with respect to any interest determination date relating to a Federal Funds rate note, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (effective)", as such rate is displayed on Moneyline Telerate, Inc. (or any successor service) on page 120 (or any page which may replace such page) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Federal Funds rate will be the rate on that interest determination date as published in H.15 daily update under the heading "Federal Funds (effective)". If that rate is not published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the calculation agent will calculate the Federal Funds rate for that interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the brokers selected as aforesaid by the calculation agent are not quoting as set forth above, the Federal Funds rate with respect to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Unless otherwise specified in the applicable supplement, the "Federal Funds open rate" means, with respect to any interest determination date relating to a Federal Funds open rate note, the rate for such day for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as published under the heading "Federal Funds" opposite the caption "Open" as such rate is displayed on Moneyline Telerate, Inc. (or any successor service) on page 5 (or any page which may replace such page). In the event that on any interest determination date no reported rate appears on the designated Moneyline Telerate, Inc. page, the rate for the interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg which is the Fed Funds Opening Rate as reported by Prebon Yamane (or any successor) on Bloomberg. In the event that on any interest determination date no reported rate appears on the designated Moneyline Telerate, Inc. page or the FFPREBON Index page on Bloomberg, the interest rate applicable to such interest period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds prior to 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in New York City selected by the calculation agent (after consultation with us); provided, however, that if the brokers selected by the calculation agent are not quoting as set forth above, the Federal Funds open rate with respect to such interest determination date will be the same as the Federal Funds open rate in effect for the immediately preceding interest period (or, if there was no preceding interest period, the rate of interest will be the rate determined on the initial interest determination date). Notwithstanding the foregoing, the Federal Funds open rate in effect for any day that is not a business day shall be the Federal Funds open rate in effect for the prior business day.

        LIBOR Notes.    LIBOR debt securities, which we refer to as LIBOR notes, will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR notes and in the applicable supplement.

        Unless otherwise specified in the applicable supplement, the calculation agent will determine "LIBOR" for each interest reset date as follows:

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  With respect to an interest determination date relating to a LIBOR note, LIBOR will be the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in the applicable supplement commencing on the second London business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date (the "reported rate"). If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

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  With respect to an interest determination date relating to a LIBOR note to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by the calculation agent (after consultation with us) to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the applicable supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by the calculation agent (after consultation with us); provided, however, that if fewer than three reference banks so selected by the calculation agent are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Index currency" means the currency (including currency units and composite currencies) specified in the applicable supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on Page 3750 (or any other page specified in the applicable supplement) of Moneyline Telerate, Inc. (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

        Prime Rate Notes.    Prime rate debt securities, which we refer to as Prime rate notes, will bear interest at the interest rate (calculated with reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable supplement.

        Unless otherwise specified in the applicable supplement, "Prime rate" means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption "Bank Prime Loan" or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption "Bank Prime Loan". If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected by the calculation agent from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the calculation agent to quote prime rates. "Reuters Screen USPRIME1 Page" means the display designated as the "USPRIME1" page on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

        Treasury Rate Notes.    Treasury rate debt securities, which we refer to as Treasury rate notes, will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable supplement.

        Unless otherwise specified in the applicable supplement, the "Treasury rate" means, with respect to any interest determination date relating to a Treasury rate note, the rate from the auction held on such interest determination date, which we refer to as the "auction", of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page) or page 57 (or any other page as may replace such page) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not published by 3:00 p.m., New York

City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include Credit Suisse Securities (USA) LLC) selected by the calculation agent for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable supplement; provided, however, that if the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        The term "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield	=	D×N×100 360-(D×M)

where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Indexed Notes

        A series of debt securities also may be issued with the principal amount payable at maturity or interest to be paid on such series of debt securities, or both, to be determined with reference to the price or prices of specified commodities, stocks or indices, the exchange rate of a specified currency relative to one or more other currencies, currency units, composite currencies or units of account specified in an applicable supplement, or such other price or exchange rate as may be specified in such series of debt securities, as set forth in an applicable supplement relating to such series of debt securities ("indexed notes"). In certain cases, holders of indexed notes may receive a principal amount on the maturity date that is greater than or less than the face amount of the indexed notes, or an interest rate that is greater than or less than the stated interest rate on the indexed notes, or both, depending upon the structure of the indexed note and the relative value on the maturity date or at the relevant interest payment date, as the case may be, of the specified indexed item. However, the amount of interest or principal payable with respect to an indexed note will not be less than zero. Information as to the method for determining the principal amount payable on the maturity date, the manner of determining the interest rate, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be set forth in the applicable supplement.

        An investment in indexed notes may be much riskier than a similar investment in conventional fixed-rate debt securities. If the interest rate of an indexed note is indexed, it may result in an interest rate that is less than that payable on conventional fixed-rate debt securities issued by us at the same time, including the possibility that no interest will be paid. If the principal amount of an indexed note is indexed, the principal amount payable at maturity may be less than the original purchase price of such indexed note, including the possibility that no principal will be paid, resulting in an entire loss of investment. Additionally, if the formula used to determine the principal amount or interest payable with respect to such indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, stock or interest rate index may be increased. We refer you to "Foreign Currency Risks".

Dual Currency Notes

        Dual currency debt securities, which we refer to as dual currency notes, are any series of debt securities as to which we have a one-time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such series of debt securities specified in the applicable supplement), in the optional payment currency specified in the applicable supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable supplement.

        If we elect on any option election date specified in the applicable supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to "Foreign Currency Risks".

Renewable Notes

        We may also issue from time to time variable rate renewable debt securities, which we refer to as renewable notes, which will mature on an interest payment date specified in the applicable supplement unless the maturity of all or a portion of the principal amount of the renewable notes is extended in accordance with the procedures set forth in the applicable supplement.

Short-Term Notes

        We may offer from time to time series of debt securities with maturities of less than one year, which we refer to as short-term notes. Unless otherwise indicated in the applicable supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term notes that are Treasury rate notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

Extension of Maturity

        The applicable supplement will indicate whether we have the option to extend the maturity of a series of debt securities (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the applicable supplement. If we have that option with respect to any series of debt securities (other than an amortizing note), we will describe the procedures in the applicable supplement.

Amortizing Notes

        Amortizing debt securities, which we refer to as amortizing notes, are a series of debt securities for which payments combining principal and interest are made in installments over the life of such series of debt securities. Payments with respect to amortizing notes will be applied first to interest due and payable on the amortizing notes and then to the reduction of the unpaid principal amount of the amortizing notes. We will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable supplement and set forth on the amortizing notes.

Original Issue Discount Notes

        We may offer series of debt securities, which we refer to as original issue discount notes, from time to time at an issue price (as specified in the applicable supplement) that is less than 100% of the principal amount of such series of debt securities (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount note and par is referred to herein as the "discount". In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the applicable supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code.

        Certain original issue discount notes may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount notes may be treated as issued with original issue discount for federal income tax purposes. We refer you to "Certain United States Federal Income Tax Considerations".

Redemption at Our Option

        Unless otherwise provided in the applicable supplement, we cannot redeem debt securities prior to maturity. We may redeem a series of debt securities at our option prior to the maturity date only if an initial redemption date is specified in the applicable supplement. If so specified, we can redeem the debt securities of such series at our option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $2,000 or such other minimum denomination specified in such applicable supplement (provided that any remaining principal amount of the debt securities of such series will be at least $2,000 or such other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the indenture. By redemption price for a debt security of a series, we mean an amount equal to the initial redemption percentage specified in the applicable supplement (as adjusted by the annual redemption percentage reduction specified in the applicable supplement, if any) multiplied by the unpaid principal amount of the debt security to be redeemed. The initial redemption percentage, if any, applicable to a series of debt securities may decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under "—Original Issue Discount Notes".

        Foreign currency denominated debt securities may be subject to different restrictions on redemption. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption".

Repayment at the Noteholders' Option; Repurchase

        Holders may require us to repay a series debt securities prior to maturity only if one or more optional repayment dates are specified in the applicable supplement. If so specified, we will repay debt securities of such series at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $2,000 or other minimum denomination specified in the applicable supplement (provided that any remaining principal amount thereof will be at least $2,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants us to repay a debt security prior to maturity must deliver the debt security, together with the form "Option to Elect Repayment" properly completed, to the trustee at its corporate trust office (or any other address that we specify in the applicable supplement or notify holders of from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under "—Original Issue Discount Notes". Notwithstanding the foregoing, we will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to repurchase a series of debt securities.

        Only the depositary may exercise the repayment option in respect of global securities representing book-entry debt securities. Accordingly, beneficial owners of global securities that desire to have all or any portion of book-entry debt securities represented by global securities repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global security and duly completed election form to the trustee as aforesaid. In order to ensure that the global security and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner's interest in the global security or securities representing the related book-entry debt securities, on the depositary's records, to the trustee. We refer you to "—Book-Entry System".

        Foreign currency denominated debt securities may be subject to different restrictions on repayment. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption".

        We may at any time purchase debt securities at any price in the open market or otherwise. Such debt securities purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Tax Redemption

        If specifically provided by the applicable supplement, we may redeem a series of debt securities at our option at any time, in whole but not in part, on giving not less than 30 nor more than 60 days' notice, at the principal amount of such series of debt securities being redeemed, together with accrued interest to the date of redemption, if we have or will become obligated to pay additional interest on such series of debt securities as described under "—Payment of Additional Amounts" below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable supplement, and such obligation cannot be avoided by our taking reasonable measures available to us, provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional interest were a payment in respect of the debt securities of such series then due. Prior to the publication of any notice of redemption pursuant to this paragraph, we will deliver to the trustee a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that we have or will become obligated to pay such additional interest as a result of such change or amendment.

Payment of Additional Amounts

        If specifically provided by the applicable supplement, we may, subject to the exceptions and limitations set forth below, pay such additional amounts to the holder of a series of debt securities that is a non-U.S. holder (which we define under the heading "Certain United States Federal Income Tax Considerations") as may be necessary so that every net payment on such series of debt securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such series of debt securities to be then due and payable. However, we will not be required to make any such payment of additional amounts for or on account of:

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  any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder and the United States, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (b) such holder's past or present status as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

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  any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

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  any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a debt security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

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  any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on such series of debt securities;

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  any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on such series of debt securities, if such payment can be made without such deduction or withholding by any other paying agent;

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  any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such series of debt securities if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

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  any tax, assessment or other governmental charge imposed on a holder of such series of debt securities that actually or constructively owns 10 percent or more of the combined voting power of all classes of our stock or that is a controlled foreign corporation related to us through stock ownership; or

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  as discussed in "European Union Directive on Taxation of Certain Interest Payments" below, any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 (including Directive 2003/48/EC adopted by the Council of the European Union on June 3, 2003), or any law implementing or complying with, or introduced in order to conform to, such Directive;

nor will such additional amounts be paid with respect to a payment on such series of debt securities to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such series of debt securities.

Payment and Transfer

        We will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent appointed by us. Unless we state otherwise in an applicable supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the applicable supplement or by mailing a check to you at the address we have for you in the register.

        Unless we describe other procedures in an applicable supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the applicable supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

        Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

        We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in the applicable supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        Unless we state otherwise in an applicable supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        As long as the debt securities of a series are represented by the global securities, we will pay principal of and interest and premium on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

        We have been advised by DTC, Clearstream, Luxembourg and Euroclear, respectively, as follows:

  •
  As to DTC: DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  •
  As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

    As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include any underwriters or agents for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

    Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

  •
  As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

    Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

    The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

    The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

    •
    transfers of securities and cash within Euroclear;

    •
    withdrawal of securities and cash from Euroclear; and

    •
    receipt of payments with respect to securities in Euroclear.

    All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

    Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

        Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:

  •
  the depositary notifies us that it is unwilling or unable to continue as depositary and we do not appoint a successor within 90 days;

  •
  the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days; or

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  we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

        If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in an amount equal to a holder's beneficial interest in the securities. Unless otherwise specified in the applicable supplement, definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

        In the event definitive securities are issued:

  •
  holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan;

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  holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of JPMorgan Chase Bank, N.A., the trustee under the indentures. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

  •
  any moneys we pay to our paying agents for the payment of principal and interest on the debt securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

Global Clearance and Settlement Procedures

        You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Subordination

        When we use the term "senior indebtedness", we mean:

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  any money we have borrowed (other than money we owe to any of our subsidiaries);

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  any money borrowed by someone else where we have assumed or guaranteed their obligations, directly or indirectly;

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  any letters of credit and acceptances made by banks on our behalf; and

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  indebtedness that we have incurred or assumed in connection with the acquisition of any property.

        The subordinated indenture provides that we cannot:

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  make any payments of principal, premium or interest on the subordinated debt securities;

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  acquire any subordinated debt securities; or

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  defease any subordinated debt securities;

        if

  •
  any senior indebtedness in an aggregate principal amount of more than $50.0 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by us; or

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  we have defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $50.0 million at the time the payment was due, unless and until the payment default is cured by us or waived by the holders of the senior indebtedness.

        In addition, if there is a default on any senior indebtedness other than a default by us in the payment of principal, premium or interest and that default would allow the holders of the senior indebtedness to accelerate the senior indebtedness so that it would become immediately due and payable at that time or in the future, then we may not be allowed to make any payments of principal, premium or interest on the subordinated debt securities. In order for this to happen, the holders of a majority in principal amount of all the senior indebtedness have to so notify us and the trustee.

        However, if the senior indebtedness is not accelerated within 180 days after notice was given, then we will have to pay the holders of the subordinated debt securities all of the money that they would have been paid during the 180-day payment blockage period and resume making regular payments on the subordinated debt securities. Only one payment blockage period can commence in any 360-day period, even if we or the trustee receive more than one notice. A default that existed upon the commencement of one payment blockage period cannot be the reason for starting a second payment blockage period unless we cured (or the holders of the senior indebtedness waived) the original default for a period of at least 90 days.

        If we make any payment to the trustee or the holders of the subordinated debt securities when we were not supposed to make the payment because of a payment blockage period, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness to the extent of their claims.

        If we are liquidated, the holders of the senior indebtedness will be entitled to receive payment in full for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities receive any of our assets. As a result, holders of subordinated debt securities may receive a smaller proportion of our assets in bankruptcy or liquidation than holders of senior indebtedness.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities, we will be in default on our obligations under the subordinated indenture if we do not make the payment when due. This means that the trustee and the holders of subordinated debt securities can take action against us, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The subordinated indenture allows the holders of senior indebtedness to obtain specific performance of the subordination provisions from us or any holder of subordinated debt securities.

Consolidation, Merger or Sale

        We have agreed not to consolidate with or merge into any other person or convey or transfer all or substantially all of our properties and assets to any person, unless:

  •
  we are the continuing person; or

  •
  the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform.

        Also, if we consolidate, merge or convey or transfer all or substantially all of our properties and assets and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to outstanding debt securities or any debt securities issued thereafter.

        In either case, we will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if we are not the continuing person, an opinion of counsel stating that the merger and the supplemental indenture comply with these provisions and that the supplemental indenture is a legal, valid and binding obligation of the successor corporation. (Section 5.01)

Modification of the Indentures

        In general, our rights and obligations and the rights of the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 9.02 of each indenture provides that, unless each affected holder agrees, the amendment cannot:

  •
  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal we have to repay, changing the currency in which we have to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

  •
  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default;

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  waive any payment default; or

  •
  make any change to Section 9.02 of either indenture.

        However, if we and the trustee agree, we can amend the indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

        In particular, if we and the trustee agree, we can amend the indentures without notifying any holders or seeking their consent to add a guarantee from a third party on our outstanding and future debt securities to be issued under the indenture.

Events of Default

        When we use the term "event of default" in the indentures, here are some examples of what we mean.

        Unless otherwise specified in an applicable supplement, an event of default with respect to a series of debt securities occurs if:

  •
  we fail to pay the principal or any premium on any debt security of that series when due;

  •
  we fail to pay interest when due on any debt security of that series for 30 days;

  •
  we fail to perform any other covenant in the indenture and this failure continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series;

  •
  a creditor commences involuntary bankruptcy, insolvency or similar proceedings against us or Credit Suisse Securities (USA) LLC (or any successor to all or substantially all of its business), and we are unable to obtain a stay or a dismissal of that proceeding within 60 days; or

  •
  we or Credit Suisse Securities (USA) LLC voluntarily seek relief under bankruptcy, insolvency or similar laws or a court enters an order for relief against us or Credit Suisse Securities (USA) LLC under these laws.

        The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the applicable supplement relating to such series.

        The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. By default we mean any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time. (Section 7.05)

        If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require us to repay immediately, or accelerate:

  •
  the entire principal of the debt securities of such series; or

  •
  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable supplement. (Section 6.02)

        If the event of default occurs because we defaulted in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because we failed to perform any other covenant in the indenture or any covenant that we agreed to for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because we become involved in bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. If the event of default occurs because we defaulted on some of our other indebtedness or because that indebtedness becomes accelerated as described above, then the trustee or the holders of at least 25% of the aggregate principal amount of the debt securities outstanding under the indenture, voting as one class, can accelerate all of the debt securities outstanding under the indenture. Therefore, except in the case of a default by us on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

        The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow us to not comply with any provision of the indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities. (Section 6.04)

        Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 7.02) If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 6.05)

        We are not required to provide the trustee with any certificate or other document saying that we are in compliance with the indenture or that there are no defaults.

Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

  •
  we will be discharged from our obligations with respect to the debt securities of such series; or

  •
  we will no longer be under any obligation to comply with the restrictive covenants contained in the indenture with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead the holders will only be able to rely on the deposited funds or obligations for payment.

        We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. We must also deliver a ruling to such effect received from or published by the Internal Revenue Service if we are discharged from our obligations with respect to the debt securities.

Notices

        Notices to holders of a series of debt securities will be made by first class mail, postage prepaid, to the registered holders.

Concerning the Trustee

        JPMorgan Chase Bank, N.A. has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee under certain of our and our subsidiaries and affiliates' indentures in the past and may do so in the future as a part of its regular business.

Governing Law

        The laws of the State of New York will govern the indentures and the debt securities.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DENOMINATED DEBT SECURITIES

        Unless otherwise specified in the applicable supplement, the following additional provisions will apply to foreign currency denominated debt securities.

Payment Currency

        Unless otherwise indicated in the applicable supplement, you will be required to pay for foreign currency denominated debt securities in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable supplement, the exchange rate agent we appoint and identify in the applicable supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a foreign currency denominated debt security to enable a prospective purchaser to deliver the specified currency in payment for a foreign currency denominated debt security. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the foreign currency denominated debt security. You must pay all costs of currency exchange.

        Unless otherwise specified in the applicable supplement or unless the holder of a foreign currency denominated debt security elects to receive payments in the specified currency, payments made by us of principal of, premium, if any, and interest, if any, on a foreign currency denominated debt security will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of debt securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.

        Unless otherwise specified in the applicable supplement, a holder of a foreign currency denominated debt security may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date or repayment date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on a debt security, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.

        Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable supplement, payments of principal of, premium, if any, and interest, if any, on, foreign currency denominated debt securities to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.

        If a specified currency (other than the U.S. dollar) in which a debt security is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to us for making payments due to the imposition of exchange controls or other circumstances beyond our control, in each such case, as determined in good faith by us, then with respect to each date for the payment of principal of and interest, if any, on a debt security denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by us, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at our election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by us). The substitute currency amount to be paid by us to the trustee and by the trustee or any paying agent to the holder of a debt security with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the indenture or the debt securities.

        The "currency equivalent" will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.

        The "currency unit equivalent" will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.

        "Component currency" means any currency which, on the conversion date, was a component currency of the relevant currency unit.

        "Market exchange rate" means, as of any date, for any currency or currency unit the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in New York City on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

        "Specified amount" of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.

        All determinations referred to above made by us or our agents will be at our or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

        Specific information about the currency, currency unit or composite currency in which a particular foreign currency denominated debt security is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Minimum Denominations, Restrictions on Maturities, Repayment and Redemption

        Debt securities denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable supplement. Any other restrictions applicable to debt securities denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such debt securities, will be set forth in the applicable supplement.

FOREIGN CURRENCY RISKS

        This prospectus and any applicable supplement do not describe all of the possible risks of an investment in debt securities whose payment will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in foreign currency denominated debt securities if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.

        We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any debt securities.

Exchange Rates and Exchange Controls

        A series of debt securities denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated debt securities. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the debt securities resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

        Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a foreign currency denominated debt security or currency-linked indexed debt security for a U.S. investor will be less than the coupon rate and you may lose money at maturity if you sell such debt security. In addition, you may lose all or most of your investment in a currency-linked indexed debt-security as a result of changes in exchange rates.

        Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the debt securities. We cannot assure you that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on the debt securities are due because of circumstances beyond our control. If the specified foreign currency is not available, we will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities—Payment Currency". You should consult your own financial and legal advisors as to the risk of an investment in debt securities denominated in a currency other than your home currency.

        Any applicable supplement relating to debt securities having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

Foreign Currency Judgments

        The indenture and the debt securities are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a foreign currency denominated debt security, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars, on the date of the judgment. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

DESCRIPTION OF WARRANTS

General

        We may issue warrants, including warrants to purchase debt securities, as well as other types of warrants. Warrants may be issued independently or together with any debt securities and may be attached to or separate from such debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of the warrants and applicable warrant agreement will be set forth in the applicable supplement.

Warrants to Purchase Debt Securities

        The applicable supplement will describe the following terms of the warrants to purchase debt securities in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

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  the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

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  if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Other Warrants

        We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

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  securities of any entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

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  currencies or composite currencies; or

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  commodities.

        We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable supplement. The applicable supplement will describe the following terms of any such warrants in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  whether such warrants are put warrants or call warrants;

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  (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) purchasable or saleable upon exercise of such warrants;

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  the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

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  whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

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  whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

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  the date on which the right to exercise such warrants will commence and when such right will expire;

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  if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. For a discussion of certain U.S. federal income tax considerations of holding warrants, we refer you to the applicable supplement.

        This summary deals only with U.S. holders (as defined below) that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold debt securities as a hedge against currency risk or as a position in a "straddle" or conversion transaction, tax-exempt organization or a person whose "functional currency" is not the U.S. dollar.

        This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

        You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

        You are a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. You are a non-U.S. holder if you are not a United States person for U.S. federal income tax purposes.

U.S. Holder

Payments or Accruals of Interest

        Payments or accruals of "qualified stated interest" (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities

        Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency denominated debt security is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "—Payments or Accruals of Interest") and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency denominated debt security is disposed of or retired. If you dispose of a foreign currency denominated debt security that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

        The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency denominated debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

        Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

        Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency denominated debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

        If we issue a series of debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the series of debt securities multiplied by the number of full years to their maturity, the series of debt securities will be original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the series of debt securities will be the "original issue discount". The "issue price" of the original discount notes will be the first price at which a substantial amount of the original issue discount notes are sold to the public (i.e., excluding sales of original issue discount notes to Credit Suisse Securities (USA) LLC, underwriters, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the original issue discount notes other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an original issue discount note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that original issue discount note for all days during the taxable year that you own the original issue discount note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the original issue discount note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the original issue discount note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the original issue discount note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

        In the case of an original issue discount note that is a floating rate note, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the original issue discount note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the original issue discount note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the original issue discount note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The "adjusted issue price" of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the original issue discount note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of an original issue discount note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the original issue discount note to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under "—Premium" and "—Market Discount") to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

        In the case of an original issue discount note that is also a foreign currency denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "—Payments or Accruals of Interest". Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency denominated debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the original issue discount note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the original issue discount note's issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

        Floating rate notes generally will be treated as "variable rate debt instruments" under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as "qualified stated interest" and such a floating rate note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a "variable rate debt instrument", the floating rate note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable supplement.

        Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the applicable supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the original issue discount notes.

Short-Term Notes

        The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

        First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term note during the period you held the short-term note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the short-term note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

        Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any "acquisition discount" with respect to the short-term note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

        Finally, the market discount rules described below will not apply to short-term notes.

Premium

        If you purchase a debt security at a cost greater than the debt security's remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal

Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency denominated debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency denominated debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date the holder acquired the debt security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

Market Discount

        If you purchase a debt security at a price that is lower than the debt security's remaining redemption amount (or in the case of an original issue discount note, the original issue discount note's adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency denominated debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

        You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency denominated debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder's taxable year).

Indexed Notes and Other Debt Securities Providing for Contingent Payments

        Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable supplement.

Non-U.S. Holder

        Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

          (a)   Payments of interest on a debt security to you will not be subject to the 30% U.S. federal withholding tax, provided that:

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    you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and are not a controlled foreign corporation related to us through stock ownership; and

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    you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing a Form W-8BEN, or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

          (b)   You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the debt security unless the gain is effectively connected with your trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or retirement occurs and certain other conditions are met. In the case that you are subject to U.S. federal income taxation on a net basis in respect of the debt security, you will generally be taxable under the same rules that govern the taxation of a U.S. holder.

Information Reporting and Backup Withholding

        The paying agent must file information returns with the Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to a United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are a non-U.S. holder in order to avoid information reporting and backup withholding tax requirements.

        Information reporting and backup withholding requirements will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a foreign broker, provided that such broker:

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  derives less than 50% of its gross income for particular period from the conduct of a trade or business in the United States;

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  is not a controlled foreign corporation for U.S. federal income tax purposes; and

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  is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by U.S. holders or is engaged in the conduct of a U.S. trade or business.

        Payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale of a debt security by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

EUROPEAN UNION DIRECTIVE
ON TAXATION OF CERTAIN INTEREST PAYMENTS

        Under European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system). As indicated above under "Description of Debt Securities—Payment of Additional Amounts", no additional amounts will be payable if a payment on a debt security to an individual is subject to any withholding or deduction that is required to be made pursuant to any European Union Directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive.

        You should consult your own tax advisors regarding the application of Directive 2003/48/EC or any similar Directive.

ERISA

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to ERISA, which we refer to as ERISA Plans, and on persons who are fiduciaries with respect to such plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such ERISA plan who is considering the purchase of securities on behalf of such ERISA plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the ERISA plan in view of its overall investment policy and the composition and diversification of its portfolio.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, prohibit certain transactions involving ERISA Plans or a plan, such as a Keogh plan or an individual retirement account, that is not subject to ERISA but is subject to Section 4975 of the Code, which together with ERISA Plans, we refer to as Plans, and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Code having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a "party in interest" or "disqualified person" with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if these securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless the securities are acquired pursuant to a statutory or an administrative exemption.

        The acquisition of the securities may be eligible for one of the class exemptions noted below if the acquisition:

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  is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

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  is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

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  is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

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  is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor; or

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  is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor.

        Other individual exemptions may also apply if such exemption's conditions are met.

        Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

        Please consult the applicable supplement for further information with respect to a particular offering.

PLAN OF DISTRIBUTION

        We may sell our securities through agents, underwriters, dealers or directly to purchasers.

        Agents who we designate may solicit offers to purchase our securities.

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  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in an applicable supplement.

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  Unless we indicate otherwise in an applicable supplement, our agents will act on a best efforts basis for the period of their appointment.

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  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

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  We may use an underwriter or underwriters in the offer or sale of our securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in an applicable supplement.

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  The underwriters will use the applicable supplement and any free writing prospectus to sell our securities.

  •
  We may use a dealer to sell our securities.

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  If we use a dealer, we, as principal, will sell our securities to the dealer.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We will include the name of the dealer and the terms of our transactions with the dealer in an applicable supplement.

        If Credit Suisse Securities (USA) LLC or our other broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of Section 2720 of the National Association of Securities Dealers, Inc., or NASD, Conduct Rules.

        In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in an applicable supplement.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our subsidiaries and affiliates, in the ordinary course of business.

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we use delayed delivery contracts, we will disclose that we are using them in the applicable supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable supplement.

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  We will indicate in an applicable supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and the applicable supplements in connection with offers and sales of our securities in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS

        One of our Managing Directors and Counsel will pass upon the validity of our securities and certain other legal matters in connection with our offering of our securities. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon certain legal matters for any agents or underwriters in connection with our offering of our securities. Cleary Gottlieb Steen & Hamilton LLP provides legal services to us and our subsidiaries and affiliates from time to time.

EXPERTS

        We incorporate by reference into this prospectus and our registration statement our consolidated financial statements and financial statement schedule as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 included in the 2004 Form 10-K. We have relied on the report of KPMG LLP, independent registered public accounting firm, also incorporated by reference into this prospectus and our registration statement, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2004 consolidated financial statements contains an explanatory paragraph that refers to changes in accounting for variable interest entities and share-based compensation.

        With respect to the unaudited interim financial information for the periods ended March 31, 2005 and 2004, June 30, 2005 and 2004, and September 30, 2005 and 2004, respectively, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information, which is substantially less in scope than an audit, and therefore, that they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

Credit Suisse (USA), Inc.

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NOTICE TO INVESTORS
SUMMARY
RISK FACTORS
CREDIT SUISSE (USA), INC.
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE UNDERLYING BASKET
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
UNDERWRITING
INCORPORATION BY REFERENCE

DESCRIPTION OF NOTES
PLAN OF DISTRIBUTION

ABOUT THIS PROSPECTUS
CREDIT SUISSE (USA), INC.
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DENOMINATED DEBT SECURITIES
FOREIGN CURRENCY RISKS
DESCRIPTION OF WARRANTS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
EUROPEAN UNION DIRECTIVE ON TAXATION OF CERTAIN INTEREST PAYMENTS
ERISA
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS